Global. Connected. Sustainable.

3Q
21

Earnings Press Release and Supplemental Information

This document is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc. Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. shall be made only by means of a prospectus approved for that purpose.

DIGITAL REALTY

Financial Supplement
Table of Contents	Third Quarter 2021

Financial Supplement
Corporate Information	Third Quarter 2021

Corporate Profile

Digital Realty owns, acquires, develops and operates data centers. The company is focused on providing data center, colocation and interconnection solutions for domestic and international customers across a variety of industry verticals ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare, and consumer products. As of September 30, 2021, the company’s 282 data centers, including 36 data centers held as investments in unconsolidated joint ventures, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center customers. Digital Realty’s portfolio is comprised of approximately 35.0 million square feet, excluding approximately 7.5 million square feet of space under active development and 2.1 million square feet of space held for future development, located throughout North America, Europe, South America, Asia, Australia and Africa. For additional information, please visit the company’s website at https://www.digitalrealty.com/.

Corporate Headquarters

5707 Southwest Parkway, Building 1, Suite 275

Austin, TX  78735
Telephone: (737) 281-0101
Website: https://www.digitalrealty.com/

Senior Management

Chief Executive Officer: A. William Stein
Chief Financial Officer: Andrew P. Power
Chief Investment Officer: Gregory S. Wright
Chief Technology Officer: Christopher L. Sharp
Chief Revenue Officer: Corey J. Dyer
Executive Vice President, Operations: Erich J. Sanchack

Investor Relations

To request more information or to be added to our e-mail distribution list, please visit the Investor Relations section of our website at https://investor.digitalrealty.com/

Analyst Coverage

BMO
	Bank of America			BMO Capital		Cowen &
Argus Research	Merrill Lynch	Barclays	Berenberg	Markets	Citigroup	Company
Angus Kelleher	David Barden	Brendan Lynch	Nate Crossett	Ari Klein	Michael Rollins	Colby Synesael
(212) 425-7500	(646) 855-1320	(212) 526-9428	(646) 949-9030	(212) 885-4103	(212) 816-1116	(646) 562-1355

Credit Suisse	Deutsche Bank	Edward Jones	Green Street Advisors	J.P. Morgan	Jefferies	KeyBanc Capital Markets
Sami Badri	Matthew Niknam	Kyle Sanders	David Guarino	Richard Choe	Jonathan Petersen	Jordan Sadler
(212) 538-1727	(212) 250-4711	(314) 515-0198	(949) 640-8780	(212) 662-6708	(212) 284-1705	(917) 368-2280

MoffettNathanson	Morgan Stanley	Morningstar	New Street Research	Raymond James	RBC Capital Markets	Robert W. Baird
Nick Del Deo	Simon Flannery	Matthew Dolgin	Jonathan Chaplin	Frank Louthan	Jonathan Atkin	David Rodgers
(212) 519-0025	(212) 761-6432	(312) 696-6783	(212) 921-9876	(404) 442-5867	(415) 633-8589	(216) 737-7341

Stifel	TD Securities	Truist Securities	UBS	Wells Fargo	William Blair	Wolfe Research
Erik Rasmussen	Jonathan Kelcher	Gregory Miller	John Hodulik	Eric Luebchow	James Breen	Andrew Rosivach
(212) 271-3461	(416) 307-9931	(212) 303-4169	(212) 713-4226	(312) 630-2386	(617) 235-7513	(646) 582-9250

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the U.S. Securities and Exchange Commission. Additional information about Digital Realty and our business is also available on our website at https://www.digitalrealty.com/.

Financial Supplement
Corporate Information (Continued)	Third Quarter 2021

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series J Preferred Stock:	DLRPRJ
Series K Preferred Stock:	DLRPRK
Series L Preferred Stock:	DLRPRL

Symbols may vary by stock quote provider.

Credit Ratings

Standard & Poor’s
Corporate Credit Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

Moody’s
Issuer Rating:	Baa2	(Stable Outlook)
Preferred Stock:	Baa3

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty’s common stock (DLR):

	Three Months Ended
	30-Sep-21	30-Jun-21	31-Mar-21	31-Dec-20	30-Sep-20
High price	$168.30	$164.04	$150.43	$159.58	$165.49
Low price	$143.01	$140.29	$124.65	$126.79	$138.71
Closing price, end of quarter	$144.45	$150.46	$140.84	$139.51	$146.76
Average daily trading volume	1,239,685	1,293,054	1,809,056	1,666,992	1,427,781
Indicated dividend per common share (1)	$4.64	$4.64	$4.64	$4.48	$4.48
Closing annual dividend yield, end of quarter	3.2%	3.1%	3.3%	3.2%	3.1%
Shares and units outstanding, end of quarter (2)	290,340,867	289,658,561	289,113,581	288,335,993	288,087,282
Closing market value of shares and units outstanding (3)	$41,939,738	$43,582,029	$40,718,757	$40,225,753	$42,279,688

(1)	On an annualized basis.
(2)	As of September 30, 2021, the total number of shares and units includes 283,846,802 shares of common stock, 4,977,994 common units held by third parties and 1,516,071 common units and vested and unvested long-term incentive units held by directors, officers and others and excludes all shares of common stock potentially issuable upon conversion of our series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions and upon physical settlement of our September 2021 forward sale agreements.
(3)	Dollars in thousands as of the end of the quarter.

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the U.S. Securities and Exchange Commission. Additional information about us and our data centers is also available on our website at www.digitalrealty.com.

Ownership Structure	Financial Supplement
As of September 30, 2021	Third Quarter 2021

Partner	# of Units (2)	% Ownership
Digital Realty Trust, Inc.	283,846,802	97.8%
Third-Party Unitholders	4,977,994	1.7%
Directors, Officers and Others (3)	1,516,071	0.5%
Total	290,340,867	100.0%

(1)	Includes properties owned by joint ventures.
(2)	The total number of units includes 283,846,802 general partnership common units, 4,977,994 common units held by third parties and 1,516,071 common units and vested and unvested long-term incentive units held by directors, officers and others, and excludes all common units potentially issuable upon conversion of our series J, series K and series L cumulative redeemable preferred units upon certain change of control transactions and upon physical settlement of our September 2021 forward sale agreements.
(3)	Reflects limited partnership interests held by our directors, officers and others in the form of common units, and vested and unvested long-term incentive units.

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Third Quarter 2021

Shares and Units at End of Quarter	30-Sep-21	30-Jun-21	31-Mar-21	31-Dec-20	30-Sep-20
Common shares outstanding	283,846,802	282,603,152	281,372,310	280,289,726	279,920,621
Common units outstanding	6,494,065	7,055,409	7,741,271	8,046,267	8,166,661
Total Shares and Partnership Units	290,340,867	289,658,561	289,113,581	288,335,993	288,087,282

Enterprise Value
Market value of common equity (1)	$41,939,738	$43,582,029	$40,718,757	$40,225,753	$42,279,688
Liquidation value of preferred equity	755,000	755,000	956,250	956,250	1,206,250
Total debt at balance sheet carrying value	14,087,539	13,927,821	13,256,839	13,304,717	12,874,760
Total Enterprise Value	$56,782,277	$58,264,850	$54,931,846	$54,486,720	$56,360,698
Total debt / total enterprise value	24.8%	23.9%	24.1%	24.4%	22.8%
Debt-plus-preferred-to-total-enterprise-value	26.1%	25.2%	25.9%	26.2%	25.0%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$28,033,614	$27,821,024	$26,830,520	$27,286,333	$25,712,654
Total Assets	35,847,648	36,151,220	35,542,491	36,076,291	35,435,333
Total Liabilities	18,040,369	17,945,483	17,157,070	17,587,944	16,995,581

Selected Operating Data
Total operating revenues	$1,133,136	$1,093,188	$1,090,391	$1,062,609	$1,024,668
Total operating expenses	948,769	907,561	897,873	902,345	880,263
Interest expense	71,417	75,014	75,653	77,848	89,499
Net income / (loss)	136,543	125,797	394,675	59,510	(1,452)
Net income / (loss) available to common stockholders	124,096	127,368	372,405	44,178	(37,368)

Financial Ratios
EBITDA (2)	$578,257	$618,945	$843,685	$534,839	$487,033
Adjusted EBITDA (3)	610,076	602,684	615,319	578,156	568,054
Net Debt to Adjusted EBITDA (4)	6.0x	6.0x	5.6x	6.0x	5.5x
Interest expense	71,417	75,014	75,653	77,848	89,499
Fixed charges (5)	96,740	98,457	100,601	103,198	122,590
Interest coverage ratio (6)	6.5x	6.1x	6.6x	5.8x	5.2x
Fixed charge coverage ratio (7)	5.8x	5.4x	5.8x	5.1x	4.4x

Profitability Measures
Net income / (loss) per common share - basic	$0.44	$0.45	$1.32	$0.16	($0.14)
Net income / (loss) per common share - diluted	$0.44	$0.45	$1.32	$0.16	($0.14)
Funds from operations (FFO) / diluted share and unit (8)	$1.54	$1.78	$1.49	$1.45	$1.19
Core funds from operations (Core FFO) / diluted share and unit (8)	$1.65	$1.54	$1.67	$1.61	$1.54
Adjusted funds from operations (AFFO) / diluted share and unit (9)	$1.60	$1.63	$1.61	$1.41	$1.47
Dividends per share and common unit	$1.16	$1.16	$1.16	$1.12	$1.12
Diluted FFO payout ratio (8) (10)	75.3%	65.2%	77.9%	77.1%	94.0%
Diluted Core FFO payout ratio (8) (11)	70.3%	75.3%	69.6%	69.5%	72.9%
Diluted AFFO payout ratio (9) (12)	72.4%	71.2%	72.1%	79.5%	76.0%

Portfolio Statistics
Buildings (13)	295	305	306	307	301
Data Centers (13)	282	291	290	291	284
Cross-connects (13)(14)	174,000	170,000	167,000	164,000	162,000
Net rentable square feet, excluding development space (13)	34,988,250	35,837,908	35,404,425	35,876,316	35,362,293
Occupancy at end of quarter (15)	84.2%	84.7%	85.3%	86.3%	85.9%
Occupied square footage (13)	29,471,445	30,352,404	30,215,898	30,955,049	30,380,962
Space under active development (16)	7,464,633	7,617,837	7,650,175	5,391,969	5,402,552
Space held for development (17)	2,088,701	1,958,306	2,217,118	2,290,810	2,423,801
Weighted average remaining lease term (years) (18)	4.8	4.7	4.8	4.7	4.8
Same-capital occupancy at end of quarter (15) (19)	84.8%	85.2%	86.0%	86.8%	87.1%

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Third Quarter 2021

(1)	The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units, for shares of our common stock on a one-for-one basis. Excludes shares of common stock potentially issuable upon conversion of our series C, series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions, as applicable, and upon physical settlement of our September 2021 forward sale agreements.
(2)	EBITDA is calculated as earnings before interest expense, loss from early extinguishment of debt, tax expense, and depreciation and amortization. For a discussion of EBITDA, see page 33. For a reconciliation of net income available to common stockholders to EBITDA, see page 32.
(3)	Adjusted EBITDA is EBITDA excluding unconsolidated joint venture real estate related depreciation & amortization, unconsolidated joint venture interest and tax expense, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, impairment of investments in real estate, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. For a discussion of Adjusted EBITDA, see page 33. For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 32.
(4)	Net Debt to Adjusted EBITDA is calculated as total debt at balance sheet carrying value (see page 6), plus capital lease obligations, plus our share of joint venture debt at carrying value, less cash and cash equivalents (including JV share of cash), divided by the product of Adjusted EBITDA (including our share of joint venture EBITDA), multiplied by four.
(5)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.
(6)	Interest coverage ratio is Adjusted EBITDA divided by GAAP interest expense plus capitalized interest (including our pro rata share of unconsolidated joint venture interest expense).
(7)	Fixed charge coverage ratio is Adjusted EBITDA divided by fixed charges (including our pro rata share of unconsolidated joint venture fixed charges).
(8)	For definitions and discussion of FFO and core FFO, see page 33. For reconciliations of net income available to common stockholders to FFO and core FFO, see page 14.
(9)	For a definition and discussion of AFFO, see page 33. For a reconciliation of core FFO to AFFO, see page 15.
(10)	Diluted FFO payout ratio is dividends declared per common share and unit divided by diluted FFO per share and unit.
(11)	Diluted core FFO payout ratio is dividends declared per common share and unit divided by diluted core FFO per share and unit.
(12)	Diluted AFFO payout ratio is dividends declared per common share and unit divided by diluted AFFO per share and unit.
(13)	Includes buildings held as investments in unconsolidated joint ventures. Excludes buildings held-for-sale.
(14)	Represents approximate amounts.
(15)	Occupancy and same-capital occupancy exclude space under active development and space held for development. Occupancy represents our consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area. Excludes buildings held-for-sale.
(16)	Space under active development includes current Base Building and Data Centers projects in progress (see page 26). Excludes buildings held-for-sale.
(17)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 29). Excludes buildings held-for-sale.
(18)	Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.
(19)	Represents buildings owned as of December 31, 2019 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2020-2021, buildings classified as held-for-sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period results have been adjusted to reflect current same-capital pool.

Digital Realty Trust
Earnings Release	Third Quarter 2021

DIGITAL REALTY REPORTS THIRD QUARTER 2021 RESULTS

Austin, TX — October 26, 2021 — Digital Realty (NYSE: DLR), the largest global provider of cloud- and carrier-neutral data center, colocation and interconnection solutions, announced today financial results for the third quarter of 2021. All per-share results are presented on a fully-diluted share and unit basis.

Highlights

◾	Reported net income available to common stockholders of $0.44 per share in 3Q21, compared to a net loss available to common stockholders of ($0.14) in 3Q20
◾	Reported FFO per share of $1.54 in 3Q21, compared to $1.19 in 3Q20
◾	Reported core FFO per share of $1.65 in 3Q21, compared to $1.54 in 3Q20
◾	Signed total bookings during 3Q21 expected to generate $113 million of annualized GAAP rental revenue, including a $12 million contribution from interconnection
◾	Raised core FFO per share outlook from $6.45-$6.50 to $6.50-$6.55

Financial Results

Digital Realty reported revenues for the third quarter of 2021 of $1.1 billion, a 4% increase from the previous quarter and an 11% increase from the same quarter last year.

The company delivered third quarter of 2021 net income of $137 million, and net income available to common stockholders of $124 million, or $0.44 per diluted share, compared to $0.45 per diluted share in the previous quarter and ($0.14) per diluted share in the same quarter last year.

Digital Realty generated third quarter of 2021 Adjusted EBITDA of $610 million, a 1% increase from the previous quarter and a 7% increase over the same quarter last year.

The company reported third quarter of 2021 funds from operations of $447 million, or $1.54 per share, compared to $1.78 per share in the previous quarter and $1.19 per share in the same quarter last year.

Excluding certain items that do not represent core expenses or revenue streams, Digital Realty delivered third quarter of 2021 core FFO per share of $1.65, a 7% increase from $1.54 per share in the previous quarter, and a 7% increase from $1.54 per share in the same quarter last year.

Leasing Activity

In the third quarter, Digital Realty signed total bookings expected to generate $113 million of annualized GAAP rental revenue, including a $12 million contribution from interconnection.

“Digital Realty’s global platform, broad product spectrum, and significant scale underpinned our strong third quarter results,” said Digital Realty Chief Executive Officer A. William Stein. “Record new logo growth and continued strong bookings in the quarter reflect the global adoption of PlatformDIGITAL®, while our robust internal processes enabled us to execute consistently for our growing list of customers.”

The weighted-average lag between new leases signed during the third quarter of 2021 and the contractual commencement date was seven months.

In addition to new leases signed, Digital Realty also signed renewal leases representing $223 million of annualized GAAP rental revenue during the quarter. Rental rates on renewal leases signed during the third quarter of 2021 rolled down 5.6% on a cash basis and down 3.3% on a GAAP basis.

Digital Realty Trust
Earnings Release	Third Quarter 2021

New leases signed during the third quarter of 2021 are summarized by region as follows:

	Annualized GAAP
	Base Rent		GAAP Base Rent		GAAP Base Rent
The Americas	(in thousands)	Square Feet	per Square Foot	Megawatts	per Kilowatt
0-1 MW	$11,685	59,887	$195	4.3	$226
> 1 MW	37,923	397,759	95	39.5	80
Other (1)	276	5,991	46	—	—
Total	$49,883	463,637	$108	43.8	$94

EMEA (2)
0-1 MW	$15,225	68,285	$223	6.5	$196
> 1 MW	20,988	128,885	163	15.4	114
Other (1)	21	—	-	—	—
Total	$36,234	197,170	$184	21.9	$138

Asia Pacific (2)
0-1 MW	$5,119	10,739	$477	1.4	$296
> 1 MW	9,850	53,946	183	6.0	137
Other (1)	123	1,484	83	—	—
Total	$15,092	66,168	$228	7.4	$168

All Regions (2)
0-1 MW	$32,028	138,911	$231	12.2	$218
> 1 MW	68,761	580,589	118	60.9	94
Other (1)	420	7,475	56	—	—
Total	$101,209	726,975	$139	73.1	$115

Interconnection	$11,636	N/A	N/A	N/A	N/A

Grand Total	$112,845	726,975	$139	73.1	$115

Note: Totals may not foot due to rounding differences.

(1)	Other includes Powered Base Building® shell capacity as well as storage and office space within fully improved data center facilities.
(2)	Based on quarterly average exchange rates during the three months ended September 30, 2021.

Investment Activity

During the third quarter, the existing joint venture between Digital Realty and PGIM Real Estate, the real estate investment management and advisory business of Prudential Financial, completed the sale of a portfolio of 10 data centers in North America for $581 million, representing an exit cap rate of approximately 4.5% on the seven stabilized assets in the portfolio. PGIM Real Estate owned an 80% interest and Digital Realty owned a 20% interest in the joint venture. The transaction generated net proceeds of approximately $347 million, of which Digital Realty’s share was approximately $85 million, including a $19 million promote fee.

Separately, Digital Realty closed on the sale of a 56-acre land parcel in Mesa, AZ during the third quarter for approximately $17 million.

Likewise during the third quarter, Digital Realty closed its previously announced joint venture with Brookfield Infrastructure Partners in India. The joint venture enables the expansion of PlatformDIGITAL®, Digital Realty’s global data center platform, which supports the evolving data, control and networking demands of global service providers as well as global and local enterprises. Its expansion across India is expected to enable customers to rapidly scale digital transformation by deploying critical infrastructure with a leading global data center provider at the heart of a growing connected data community in India.

Subsequent to quarter-end, Digital Realty reached an agreement to make a strategic investment in AtlasEdge Data Centres, a leading European edge data center provider.

Also subsequent to quarter-end, Digital Realty and Pembani Remgro Infrastructure Fund created a new joint venture which acquired a controlling interest in Medallion Communications, Nigeria’s leading colocation and interconnection provider, for approximately $29 million. In addition, Kenyan data center operator iColo, Digital Realty’s existing joint venture with Pembani Remgro Infrastructure Fund, closed on the acquisition of a land parcel in Maputo, Mozambique during the third quarter for $3 million.

Digital Realty Trust
Earnings Release	Third Quarter 2021

Balance Sheet

Digital Realty had approximately $14.1 billion of total debt outstanding as of September 30, 2021, comprised of $13.8 billion of unsecured debt and approximately $0.2 billion of secured debt. At the end of the third quarter of 2021, net debt-to-Adjusted EBITDA was 6.0x, debt plus-preferred-to-total enterprise value was 26.1% and fixed charge coverage was 5.8x. Pro forma for settlement of the $950 million forward equity offering completed in September, net debt-to-adjusted EBITDA was 5.6x and fixed charge coverage was 6.0x.

Digital Realty completed the following financing transactions during the third quarter.

●	In early July, Digital Realty closed an offering of CHF545 million, or approximately $595 million, of Swiss green bonds with a weighted-average maturity of approximately 6.6 years and a weighted-average coupon of approximately 0.37%.
●	In early July, Digital Realty liquidated its remaining stake in Megaport with the sale of 1.95 million shares at a price of A$17.55 per share, generating gross proceeds of A$34 million, or approximately $26 million.
●	In late August, Digital Realty issued approximately 0.6 million shares of common stock under the company’s at-the-market equity offering program at a weighted average price of $162.20 per share, generating gross proceeds of approximately $95 million.
●	In early September, Digital Realty completed an offering of 6,250,000 shares of common stock at a price of $160.50 per share, subject to forward sale agreements. The company expects to receive net proceeds of approximately $950 million (net of fees and estimated expenses) upon full physical settlement of the forward sale agreements, expected to be no later than March 13, 2023.

Digital Realty Trust
Earnings Release	Third Quarter 2021

2021 Outlook

Digital Realty raised its 2021 core FFO per share outlook from $6.45-$6.50 to $6.50-$6.55. The assumptions underlying the outlook are summarized in the following table.

	As of	As of	As of	As of
Top-Line and Cost Structure	February 11, 2021	April 29, 2021	July 29, 2021	October 26, 2021
Total revenue	$4.250 - $4.350 billion	$4.300 - $4.400 billion	$4.325 - $4.425 billion	$4.400 - $4.425 billion
Net non-cash rent adjustments (1)	($10) - ($15) million	($20) - ($25) million	($20) - ($25) million	($20) - ($25) million
Adjusted EBITDA	$2.300 - $2.350 billion	$2.330 - $2.380 billion	$2.350 - $2.400 billion	$2.400 - $2.425 billion
G&A	$365 - $375 million	$380 - $390 million	$380 - $390 million	$380 - $390 million

Internal Growth
Rental rates on renewal leases
Cash basis	Slightly negative	Slightly negative	Slightly negative	Slightly negative
GAAP basis	Slightly positive	Slightly positive	Slightly positive	Slightly positive
Year-end portfolio occupancy	84.0% - 85.0%	84.0% - 85.0%	84.0% - 85.0%	84.0% - 85.0%
"Same-capital" cash NOI growth (2)	(2.5%) - (3.5%)	(2.5%) - (3.5%)	(2.5%) - (3.5%)	(2.5%) - (3.5%)

Foreign Exchange Rates
U.S. Dollar / Pound Sterling	$1.25 - $1.30	$1.30 - $1.38	$1.30 - $1.38	$1.30 - $1.38
U.S. Dollar / Euro	$1.15 - $1.20	$1.15 - $1.20	$1.15 - $1.20	$1.15 - $1.20

External Growth
Dispositions
Dollar volume	$0.6 - $1.0 billion	$0.7 - $1.0 billion	$0.7 - $1.0 billion	$0.7 - $1.0 billion
Cap rate	0.0% - 12.0%	0.0% - 12.0%	0.0% - 12.0%	0.0% - 12.0%
Development
CapEx (3)	$2.0 - $2.3 billion	$2.0 - $2.3 billion	$2.0 - $2.3 billion	$2.0 - $2.3 billion
Average stabilized yields	9.0% - 15.0%	9.0% - 15.0%	9.0% - 15.0%	9.0% - 15.0%
Enhancements and other non-recurring CapEx (4)	$5 - $10 million	$5 - $10 million	$5 - $10 million	$5 - $10 million
Recurring CapEx + capitalized leasing costs (5)	$220 - $230 million	$220 - $230 million	$210 - $220 million	$190 - $200 million

Balance Sheet
Long-term debt issuance
Dollar amount	$1.0 - $1.5 billion	$1.0 - $1.5 billion	$1.8 - $2.0 billion	$1.8 - $2.0 billion
Pricing	1.00%	1.00%	1.00%	1.00%
Timing	Early-to-mid 2021	Early-to-mid 2021	Early-to-mid 2021	Early-to-mid 2021

Net income per diluted share	$1.40 - $1.45	$2.00 - $2.05	$2.20 - $2.25	$2.45 - $2.50
Real estate depreciation and (gain) / loss on sale	$4.90 - $4.90	$4.25 - $4.25	$4.15 - $4.15	$3.95 - $3.95
Funds From Operations / share (NAREIT-Defined)	$6.30 - $6.35	$6.25 - $6.30	$6.35 - $6.40	$6.40 - $6.45
Non-core expenses and revenue streams	$0.10 - $0.15	$0.25 - $0.25	$0.10 - $0.10	$0.10 - $0.10
Core Funds From Operations / share	$6.40 - $6.50	$6.50 - $6.55	$6.45 - $6.50	$6.50 - $6.55

(1)	Net non-cash rent adjustments represent the sum of straight-line rental revenue and straight-line rent expense, as well as the amortization of above- and below-market leases (i.e., ASC 805 adjustments).
(2)	The “same-capital” pool includes properties owned as of December 31, 2019 with less than 5% of total rentable square feet under development. It also excludes properties that were undergoing, or were expected to undergo, development activities in 2020-2021, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented.
(3)	Includes land acquisitions.
(4)	Other non-recurring CapEx represents costs incurred to enhance the capacity or marketability of operating properties, such as network fiber initiatives and software development costs.
(5)	Recurring CapEx represents non-incremental improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions.

Digital Realty Trust
Earnings Release	Third Quarter 2021

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, including FFO, core FFO and Adjusted EBITDA. A reconciliation from U.S. GAAP net income available to common stockholders to FFO, a reconciliation from FFO to core FFO, and definitions of FFO and core FFO are included as an attachment to this document. A reconciliation from U.S. GAAP net income available to common stockholders to Adjusted EBITDA, a definition of Adjusted EBITDA and definitions of net debt-to-Adjusted EBITDA, debt-plus-preferred-to-total enterprise value, cash NOI, and fixed charge coverage ratio are included as an attachment to this document.

Investor Conference Call

Prior to Digital Realty’s investor conference call at 5:30 p.m. EDT / 2:30 p.m. PDT on October 26, 2021, a presentation will be posted to the Investors section of the company’s website at https://investor.digitalrealty.com/. The presentation is designed to accompany the discussion of the company’s third quarter 2021 financial results and operating performance. The conference call will feature Chief Executive Officer A. William Stein and Chief Financial Officer Andrew P. Power.

To participate in the live call, investors are invited to dial (888) 317-6003 (for domestic callers) or (412) 317-6061 (for international callers) and reference the conference ID# 0133975 at least five minutes prior to start time. A live webcast of the call will be available via the Investors section of Digital Realty’s website at https://investor.digitalrealty.com/.

Telephone and webcast replays will be available after the call until November 23, 2021. The telephone replay can be accessed by dialing (877) 344-7529 (for domestic callers) or (412) 317-0088 (for international callers) and providing the conference ID# 10160289. The webcast replay can be accessed on Digital Realty’s website.

About Digital Realty

Digital Realty supports the world’s leading enterprises and service providers by delivering the full spectrum of data center, colocation and interconnection solutions. PlatformDIGITAL®, the company’s global data center platform, provides customers a trusted foundation and proven Pervasive Datacenter Architecture (PDx™) solution methodology for scaling digital business and efficiently managing data gravity challenges. Digital Realty’s global data center footprint gives customers access to the connected communities that matter to them with over 280 facilities in 49 metros across 25 countries on six continents. To learn more about Digital Realty, please visit digitalrealty.com or follow us on LinkedIn and Twitter.

Contact Information

Andrew P. Power

Chief Financial Officer

Digital Realty

(415) 738-6500

John J. Stewart / Jim Huseby

Investor Relations

Digital Realty

(415) 738-6500

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Third Quarter 2021

	Three Months Ended					Nine Months Ended
	30-Sep-21	30-Jun-21	31-Mar-21	31-Dec-20	30-Sep-20	30-Sep-21	30-Sep-20
Rental revenues	$773,195	$768,826	$754,544	$754,422	$726,441	$2,296,565	$2,004,256
Tenant reimbursements - Utilities	189,060	169,743	184,973	154,937	155,111	543,776	410,207
Tenant reimbursements - Other	57,666	60,261	59,328	62,084	53,654	177,255	173,227
Interconnection & other	90,983	90,565	89,061	86,424	85,725	270,609	240,988
Fee income	3,255	3,628	2,426	4,722	3,687	9,309	10,492
Other	18,977	165	59	20	50	19,201	1,830
Total Operating Revenues	$1,133,136	$1,093,188	$1,090,391	$1,062,609	$1,024,668	$3,316,715	$2,841,000

Utilities	$209,585	$185,010	$176,046	$169,282	$177,925	$570,642	$467,623
Rental property operating	196,743	198,207	185,733	205,177	180,755	580,682	489,411
Property taxes	55,915	42,795	49,005	42,442	39,732	147,715	126,926
Insurance	4,718	5,703	3,498	3,410	2,926	13,919	9,843
Depreciation & amortization	369,035	368,981	369,733	359,915	365,842	1,107,749	1,006,464
General & administration	97,082	94,956	97,568	101,582	90,431	289,606	243,346
Severance, equity acceleration, and legal expenses	1,377	2,536	2,427	606	920	6,340	5,834
Transaction and integration expenses	13,804	7,075	14,120	19,290	14,953	34,999	87,372
Impairment of investments in real estate	—	—	—	—	6,482	—	6,482
Other expenses	510	2,298	(257)	641	297	2,551	433
Total Operating Expenses	$948,769	$907,561	$897,873	$902,345	$880,263	$2,754,203	$2,443,734

Operating Income	$184,367	$185,627	$192,518	$160,264	$144,405	$562,512	$397,266

Equity in (loss) earnings of unconsolidated joint ventures	40,884	52,143	(23,031)	31,055	(2,056)	69,996	(88,684)
Gain on sale / deconsolidation	(635)	499	333,921	1,684	10,410	333,785	315,211
Interest and other (expense) income, net	(2,947)	10,124	(7,186)	(2,747)	4,348	(9)	22,969
Interest (expense)	(71,417)	(75,014)	(75,653)	(77,848)	(89,499)	(222,084)	(255,173)
Income tax (expense)	(13,709)	(47,582)	(7,547)	(3,322)	(16,053)	(68,838)	(34,725)
Loss from early extinguishment of debt	—	—	(18,347)	(49,576)	(53,007)	(18,347)	(53,639)
Net Income / (Loss)	$136,543	$125,797	$394,675	$59,510	($1,452)	$657,015	$303,225

Net (income) loss attributable to noncontrolling interests	(2,266)	(4,544)	(8,756)	(1,818)	1,316	(15,566)	(4,515)
Net Income / (Loss) Attributable to Digital Realty Trust, Inc.	$134,277	$121,253	$385,919	$57,692	($136)	$641,449	$298,710

Preferred stock dividends, including undeclared dividends	(10,181)	(11,885)	(13,514)	(13,514)	(20,712)	(35,580)	(63,022)
Gain on / (Issuance costs associated with) redeemed preferred stock	—	18,000	—	—	(16,520)	18,000	(16,520)
Net Income / (Loss) Available to Common Stockholders	$124,096	$127,368	$372,405	$44,178	($37,368)	$623,869	$219,168

Weighted-average shares outstanding - basic	283,105,966	281,791,855	281,094,798	280,117,213	270,214,413	281,445,252	253,377,527
Weighted-average shares outstanding - diluted	283,817,950	282,433,857	281,928,182	281,122,368	270,214,413	282,075,611	256,362,579
Weighted-average fully diluted shares and units	290,253,718	289,484,805	289,210,666	288,903,143	281,523,515	289,218,609	264,401,464

Net income / (loss) per share - basic	$0.44	$0.45	$1.32	$0.16	($0.14)	$2.22	$0.86
Net income / (loss) per share - diluted	$0.44	$0.45	$1.32	$0.16	($0.14)	$2.21	$0.85

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Third Quarter 2021

	Three Months Ended					Nine Months Ended
Reconciliation of Net Income to Funds From Operations (FFO)	30-Sep-21	30-Jun-21	31-Mar-21	31-Dec-20	30-Sep-20	30-Sep-21	30-Sep-20

Net Income / (Loss) Available to Common Stockholders	$124,096	$127,368	$372,405	$44,178	($37,368)	$623,869	$219,168
Adjustments:
Non-controlling interest in operating partnership	3,000	3,200	9,800	1,300	(1,000)	16,000	8,200
Real estate related depreciation & amortization (1)	362,728	363,640	364,697	354,366	358,619	1,091,065	987,470
Unconsolidated JV real estate related depreciation & amortization	21,293	20,983	19,378	21,471	19,213	61,654	56,259
(Gain) on real estate transactions (2)	(63,799)	(499)	(333,921)	(1,684)	(10,410)	(398,219)	(315,211)
Impairment of investments in real estate	-	-	-	-	6,482	-	6,482
Funds From Operations - diluted	$447,318	$514,692	$432,359	$419,631	$335,536	$1,394,369	$962,368

Weighted-average shares and units outstanding - basic	289,542	288,843	288,377	287,898	278,079	288,880	261,416
Weighted-average shares and units outstanding - diluted (3)	290,254	289,485	289,211	288,903	281,524	289,531	264,401

Funds From Operations per share - basic	$1.54	$1.78	$1.50	$1.46	$1.21	$4.83	$3.68

Funds From Operations per share - diluted (3)	$1.54	$1.78	$1.50	$1.45	$1.19	$4.82	$3.64

	Three Months Ended					Nine Months Ended
Reconciliation of FFO to Core FFO	30-Sep-21	30-Jun-21	31-Mar-21	31-Dec-20	30-Sep-20	30-Sep-21	30-Sep-20

Funds From Operations - diluted	$447,318	$514,692	$432,359	$419,631	$335,536	$1,394,369	$962,368
Termination fees and other non-core revenues (4)	(18,066)	(11,122)	(59)	(25)	(5,713)	(29,247)	(30,046)
Transaction and integration expenses	13,804	7,075	14,120	19,290	14,953	34,999	87,372
Loss from early extinguishment of debt	-	-	18,347	49,576	53,007	18,347	53,639
(Gain on) / Issuance costs associated with redeemed preferred stock	-	(18,000)	-	-	16,520	(18,000)	16,520
Severance, equity acceleration, and legal expenses (5)	1,377	2,536	2,427	606	920	6,340	5,834
(Gain) / Loss on FX revaluation	33,774	(51,649)	34,072	(27,190)	10,312	16,197	109,126
Other non-core expense adjustments	1,004	2,298	(19,240)	3,353	6,697	(15,938)	12,228
Core Funds From Operations - diluted	$479,211	$445,830	$482,026	$465,241	$432,232	$1,407,067	$1,217,041

Weighted-average shares and units outstanding - diluted (3)	290,254	289,485	289,211	288,903	281,524	289,531	264,401

Core Funds From Operations per share - diluted (3)	$1.65	$1.54	$1.67	$1.61	$1.54	$4.86	$4.60

(1) Real Estate Related Depreciation & Amortization	Three Months Ended					Nine Months Ended
	30-Sep-21	30-Jun-21	31-Mar-21	31-Dec-20	30-Sep-20	30-Sep-21	30-Sep-20

Depreciation & amortization per income statement	$369,035	$368,981	$369,733	$359,915	$365,842	1,107,749	1,006,464
Non-real estate depreciation	(6,307)	(5,341)	(5,036)	(5,549)	(7,223)	(16,684)	(18,994)
Real Estate Related Depreciation & Amortization	$362,728	$363,640	$364,697	$354,366	$358,619	$1,091,065	$987,470

(2)	For the third quarter 2021, includes a $64 million gain that represents Digital Realty’s share from a sale of a portfolio of assets within an unconsolidated joint venture. The gain is included in equity in earnings of unconsolidated joint ventures in our consolidated income statement.
(3)	For all periods presented, we have excluded the effect of dilutive series C, series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series C, series J, series K and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of diluted FFO and the share count detail section that follows the reconciliation of core FFO to AFFO for calculations of weighted average common stock and units outstanding. For definitions and discussion of FFO and core FFO, see the definitions section.
(4)	Includes lease termination fees and certain other adjustments that are not core to our business. For the third quarter 2021, includes a $19 million promote received related to a sale of portfolio of assets within an unconsolidated joint venture. The promote is included in Other revenue in our consolidated income statement.
(5)	Relates to severance and other charges related to the departure of company executives and integration-related severance.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Third Quarter 2021

	Three Months Ended					Nine Months Ended
Reconciliation of Core FFO to AFFO	30-Sep-21	30-Jun-21	31-Mar-21	31-Dec-20	30-Sep-20	30-Sep-21	30-Sep-20

Core FFO available to common stockholders and unitholders	$479,211	$445,830	$482,026	$465,241	$432,232	$1,407,067	$1,217,041
Adjustments:
Non-real estate depreciation	6,307	5,341	5,036	5,549	7,223	16,684	18,994
Amortization of deferred financing costs	3,625	3,718	3,538	3,709	3,655	10,881	11,576
Amortization of debt discount/premium	1,138	1,166	1,134	1,033	987	3,438	2,941
Non-cash stock-based compensation expense	15,082	15,579	16,097	16,315	15,969	46,758	43,182
Straight-line rental revenue	(11,969)	(16,139)	(18,492)	(14,402)	(10,017)	(46,600)	(36,349)
Straight-line rental expense	7,862	7,175	6,709	3,629	3,934	21,746	12,767
Above- and below-market rent amortization	1,165	1,858	2,137	3,239	2,360	5,160	9,448
Deferred tax (expense) benefit	2,112	35,522	(4,509)	(4,226)	6,421	33,125	5,479
Leasing compensation & internal lease commissions	11,142	11,078	11,042	10,506	6,052	33,262	10,584
Recurring capital expenditures (1)	(50,800)	(39,231)	(39,522)	(83,571)	(53,683)	(129,553)	(127,156)

AFFO available to common stockholders and unitholders (2)	$464,875	$471,897	$465,196	$407,022	$415,133	$1,401,968	$1,168,507

Weighted-average shares and units outstanding - basic	289,542	288,843	288,377	287,898	278,079	288,880	261,416
Weighted-average shares and units outstanding - diluted (3)	290,254	289,485	289,211	288,903	281,524	289,531	264,401

AFFO per share - diluted (3)	$1.60	$1.63	$1.61	$1.41	$1.47	$4.84	$4.42

Dividends per share and common unit	$1.16	$1.16	$1.16	$1.12	$1.12	$3.48	$3.36

Diluted AFFO Payout Ratio	72.4%	71.2%	72.1%	79.5%	76.0%	71.9%	76.0%

	Three Months Ended					Nine Months Ended
Share Count Detail	30-Sep-21	30-Jun-21	31-Mar-21	31-Dec-20	30-Sep-20	30-Sep-21	30-Sep-20

Weighted Average Common Stock and Units Outstanding	289,542	288,843	288,377	287,898	278,079	288,880	261,416
Add: Effect of dilutive securities	712	642	834	1,005	3,445	651	2,985
Weighted Avg. Common Stock and Units Outstanding - diluted	290,254	289,485	289,211	288,903	281,524	289,531	264,401

(1)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.
(2)	For a definition and discussion of AFFO, see the definitions section. For a reconciliation of net income available to common stockholders to FFO and core FFO, see above.
(3)	For all periods presented, we have excluded the effect of dilutive series C, series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series C, series J, series K and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of diluted FFO available to common stockholders and unitholders and for calculations of weighted average common stock and units outstanding.

Consolidated Balance Sheets	Financial Supplement
Unaudited and in Thousands, Except Share and Per Share Data	Third Quarter 2021

	30-Sep-21	30-Jun-21	31-Mar-21	31-Dec-20	30-Sep-20
Assets
Investments in real estate:
Real estate	$23,384,809	$23,287,853	$22,762,279	$23,142,988	$22,125,486
Construction in progress	3,238,388	3,270,570	2,904,642	2,768,326	2,328,654
Land held for future development	118,091	143,575	192,896	226,862	198,536
Investments in real estate	$26,741,289	$26,701,998	$25,859,817	$26,138,175	$24,652,676
Accumulated depreciation and amortization	(6,159,294)	(5,919,650)	(5,649,019)	(5,555,221)	(5,250,140)
Net Investments in Properties	$20,581,995	$20,782,348	$20,210,798	$20,582,954	$19,402,536
Investment in unconsolidated joint ventures	1,292,325	1,119,026	970,703	1,148,158	1,059,978
Net Investments in Real Estate	$21,874,320	$21,901,374	$21,181,501	$21,731,112	$20,462,514

Cash and cash equivalents	$116,002	$120,482	$221,140	$108,501	$971,305
Accounts and other receivables (1)	610,416	630,086	657,096	603,111	585,506
Deferred rent	552,850	539,379	524,200	528,180	510,627
Customer relationship value, deferred leasing costs & other intangibles, net	2,871,622	2,956,027	3,057,245	3,122,904	3,106,414
Goodwill	8,062,914	8,185,931	8,125,706	8,330,996	8,012,256
Operating lease right-of-use assets (2)	1,442,661	1,452,633	1,495,869	1,386,959	1,363,285
Other assets	316,863	365,308	279,734	264,528	423,426
Total Assets	$35,847,648	$36,151,220	$35,542,491	$36,076,291	$35,435,333

Liabilities and Equity
Global unsecured revolving credit facilities	$832,322	$1,026,368	$451,007	$531,905	$124,082
Unsecured term loans	—	—	—	536,580	512,642
Unsecured senior notes, net of discount	13,012,790	12,659,043	12,566,198	11,997,010	11,999,170
Secured debt and other, net of premiums	242,427	242,410	239,634	239,222	238,866
Operating lease liabilities (2)	1,543,231	1,545,689	1,581,759	1,468,712	1,444,060
Accounts payable and other accrued liabilities	1,341,866	1,367,240	1,305,921	1,420,162	1,610,814
Deferred tax liabilities, net	725,955	742,127	650,543	698,308	711,474
Accrued dividends and distributions	—	—	—	324,386	571
Security deposits and prepaid rent	341,778	362,606	362,008	371,659	353,902
Total Liabilities	$18,040,369	$17,945,483	$17,157,070	$17,587,944	$16,995,581

Redeemable non-controlling interests - operating partnership	40,924	41,490	40,097	42,011	41,265

Equity
Preferred Stock: $0.01 par value per share, 110,000,000 shares authorized:
Series C Cumulative Redeemable Perpetual Preferred Stock (3)	—	—	$219,250	$219,250	$219,250
Series J Cumulative Redeemable Preferred Stock (4)	$193,540	$193,540	193,540	193,540	193,540
Series K Cumulative Redeemable Preferred Stock (5)	203,264	203,264	203,264	203,264	203,264
Series L Cumulative Redeemable Preferred Stock (6)	334,886	334,886	334,886	334,886	334,886
Common Stock: $0.01 par value per share, 392,000,000 shares authorized (7)	2,818	2,806	2,795	2,788	2,784
Additional paid-in capital	21,010,202	20,844,834	20,700,282	20,626,897	20,566,645
Dividends in excess of earnings	(4,358,933)	(4,153,407)	(3,952,497)	(3,997,938)	(3,726,901)
Accumulated other comprehensive income (loss), net	(111,560)	31,733	(77,783)	135,010	(123,623)
Total Stockholders' Equity	$17,274,217	$17,457,656	$17,623,737	$17,717,697	$17,669,845

Noncontrolling Interests
Noncontrolling interest in operating partnership	$459,814	$513,897	$571,292	$608,980	$620,676
Noncontrolling interest in consolidated joint ventures	32,324	192,694	150,295	119,659	107,966

Total Noncontrolling Interests	$492,138	$706,591	$721,587	$728,639	$728,642

Total Equity	$17,766,355	$18,164,247	$18,345,324	$18,446,336	$18,398,487

Total Liabilities and Equity	$35,847,648	$36,151,220	$35,542,491	$36,076,291	$35,435,333

(1)	Net of allowance for doubtful accounts of $24,038 and $18,825 as of September 30, 2021 and December 31, 2020, respectively.
(2)	Adoption of the new lease accounting standard required that we adjust the consolidated balance sheet to include the recognition of additional right-of-use assets and lease liabilities for operating leases. See our quarterly report on Form 10-Q filed on May 10, 2019 for additional information.
(3)	Series C Cumulative Redeemable Perpetual Preferred Stock, 6.625%, $0 and $201,250 liquidation preference, respectively ($25.00 per share), 0 and 8,050,000 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively.
(4)	Series J Cumulative Redeemable Preferred Stock, 5.250%, $200,000 and $200,000 liquidation preference, respectively ($25.00 per share), 8,000,000 and 8,000,000 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively.
(5)	Series K Cumulative Redeemable Preferred Stock, 5.850%, $210,000 and $210,000 liquidation preference, respectively ($25.00 per share), 8,400,000 and 8,400,000 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively.
(6)	Series L Cumulative Redeemable Preferred Stock, 5.200%, $345,000 and $345,000 liquidation preference, respectively ($25.00 per share), 13,800,000 and 13,800,000 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively.
(7)	Common Stock: 283,846,802 and 208,900,758 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively.

Components of Net Asset Value (NAV) (1)	Financial Supplement
Unaudited and in Thousands	Third Quarter 2021

Consolidated Properties Cash Net Operating Income (NOI)(2), Annualized (3)
Network-Dense	$915,248
Campus	1,478,220
Other (4)	169,960
Total Cash NOI, Annualized	$2,563,428
less: Partners' share of consolidated JVs	(905)
Acquisitions / dispositions / expirations	(22,426)
FY 2021 backlog cash NOI and 2Q21 carry-over (stabilized) (5)	91,450
Total Consolidated Cash NOI, Annualized	$2,631,547

Digital Realty's Pro Rata Share of Unconsolidated Joint Venture Cash NOI (3)(6)	$135,848

Other Income
Development and Management Fees (net), Annualized	$13,020

Other Assets
Pre-stabilized inventory, at cost (7)	$292,611
Land held for development	118,091
Development CIP (8)	3,238,388
less: Investment associated with FY21 Backlog NOI	(298,047)
Cash and cash equivalents	116,002
Accounts and other receivables, net	610,416
Other assets	316,863
less: Partners' share of consolidated JV assets	(393)
Total Other Assets	$4,393,932

Liabilities
Global unsecured revolving credit facilities	$838,054
Unsecured senior notes	13,113,785
Secured debt, excluding premiums	242,870
Accounts payable and other accrued liabilities	1,341,866
Deferred tax liabilities, net	725,955
Security deposits and prepaid rents	341,778
Backlog NOI cost to complete (9)	243,382
Preferred stock	755,000
Digital Realty's share of unconsolidated JV debt	684,665
Total Liabilities	$18,287,355

Diluted Shares and Units Outstanding	291,053

(1)	Includes Digital Realty’s share of backlog leasing at unconsolidated joint venture buildings. Excludes Mitsubishi Corporation Digital Realty (MCDR) and Ascenty joint venture.
(2)	For definitions and discussion of NOI and cash NOI and a reconciliation of operating income to NOI and cash NOI, see page 34.
(3)	Annualized cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only. Reflects annualized 3Q21 Cash NOI of $2.6 billion. NOI is allocated based on management’s best estimates derived using contractual ABR and stabilized margins.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Estimated cash NOI related to signed leasing expected to commence through September 30, 2021. Includes Digital Realty’s share of signed leases at unconsolidated joint venture buildings. Excludes MCDR and Ascenty joint venture.
(6)	For a reconciliation of Digital Realty’s pro rata share of unconsolidated joint venture operating income to cash NOI, see page 31.
(7)	Includes Digital Realty’s share of cost at unconsolidated joint venture buildings. Excludes MCDR and Ascenty joint venture.
(8)	See page 27 for further details on the breakdown of the construction in progress balance.
(9)	Includes Digital Realty’s share of expected cost to complete at unconsolidated joint venture buildings. Excludes MCDR and Ascenty joint venture.

Debt Maturities	Financial Supplement
Unaudited and Dollars in Thousands	Third Quarter 2021

	As of September 30, 2021
		Interest Rate
	Interest	Including
	Rate	Swaps	2021	2022	2023	2024	2025	Thereafter	Total
Global Unsecured Revolving Credit Facilities (1)
Global unsecured revolving credit facility - Unhedged	1.029%	1.029%	—	—	—	$753,396	—	—	$753,396
Yen revolving credit facility	0.500%	0.500%	—	—	—	84,658	—	—	84,658
Deferred financing costs, net	—	—	—	—	—	—	—	—	(5,732)
Total Global Unsecured Revolving Credit Facilities	0.976%	0.976%	—	—	—	$838,054	—	—	$832,322

Senior Notes
€300 million Floating Rate Notes due 2022	0.000%	0.000%	—	$347,400	—	—	—	—	$347,400
€300 million 0.125% Notes due 2022	0.125%	0.125%	—	347,400	—	—	—	—	347,400
€600 million 2.625% Notes due 2024	2.625%	2.625%	—	—	—	$694,800	—	—	694,800
£250 million 2.750% Notes due 2024	2.750%	2.750%	—	—	—	336,850	—	—	336,850
£400 million 4.250% Notes due 2025	4.250%	4.250%	—	—	—	—	$538,960	—	538,960
€650 million 0.625% Notes due 2025	0.625%	0.625%	—	—	—	—	752,700	—	752,700
$450 million 4.750% Notes due 2025	4.750%	4.750%	—	—	—	—	450,000	—	450,000
€1.08 billion 2.500% Notes due 2026	2.500%	2.500%	—	—	—	—	—	$1,244,850	1,244,850
₣275 million 0.200% Notes due 2026	0.200%	0.200%	—	—	—	—	—	295,267	295,267
$1.00 billion 3.700% notes due 2027	3.700%	3.700%	—	—	—	—	—	1,000,000	1,000,000
€500 million 1.125% Notes due 2028	1.125%	1.125%	—	—	—	—	—	579,000	579,000
$650 million 4.450% Notes due 2028	4.450%	4.450%	—	—	—	—	—	650,000	650,000
₣270 million 0.200% Notes due 2029	0.550%	0.550%	—	—	—	—	—	289,898	289,898
$900 million 3.600% Notes due 2029	3.600%	3.600%	—	—	—	—	—	900,000	900,000
£350 million 3.300% Notes due 2029	3.300%	3.300%	—	—	—	—	—	471,590	471,590
€750 million 1.500% Notes due 2030	1.500%	1.500%	—	—	—	—	—	868,500	868,500
£550 million 3.750% Notes due 2030	3.750%	3.750%	—	—	—	—	—	741,070	741,070
€500 million 1.250% Notes due 2031	1.250%	1.250%	—	—	—	—	—	579,000	579,000
€1.00 billion 0.625% Notes due 2031	0.625%	0.625%	—	—	—	—	—	1,158,000	1,158,000
€750 million 1.000% Notes due 2032	1.000%	1.000%	—	—	—	—	—	868,500	868,500
Unamortized discounts	—	—	—	—	—	—	—	—	(35,156)
Deferred financing costs	—	—	—	—	—	—	—	—	(65,839)
Total Senior Notes	2.247%	2.247%	—	$694,800	—	$1,031,650	$1,741,660	$9,645,675	$13,012,790

Secured Debt
Secured note due 2023	1.084%	2.435%	—	—	$104,000	—	—	—	$104,000
Westin	3.290%	3.290%	—	—	—	—	—	$135,000	135,000
Deferred financing costs	—	—	—	—	—	—	—	—	(443)
Total Secured Debt	2.330%	2.918%	—	—	$104,000	—	—	$135,000	$238,557

Other Debt
Icolo loan	11.650%	11.650%	—	—	—	—	—	$3,870	$3,870
Total Other Debt	11.650%	11.650%	—	—	—	—	—	$3,870	$3,870

Total unhedged variable rate debt	—	—	—	$347,400	—	$838,054	—	—	$1,185,454
Total fixed rate / hedged variable rate debt	—	—	—	347,400	$104,000	1,031,650	$1,741,660	$9,784,545	13,009,255
Total Debt	2.175%	2.185%	—	$694,800	$104,000	$1,869,704	$1,741,660	$9,784,545	$14,194,709

Weighted Average Interest Rate			—	0.063%	2.435%	1.908%	2.813%	2.275%	2.185%

Summary

Weighted Average Term to Initial Maturity									6.0 Years

Weighted Average Maturity (assuming exercise of extension options)									6.1 Years

Global Unsecured Revolving Credit Facility Detail As of September 30, 2021

	Maximum Available	Existing Capacity (2)	Currently Drawn

Global Unsecured Revolving Credit Facility	$2,662,382	$1,752,722	$838,054

(1)	Assumes all extensions will be exercised.
(2)	Net of letters of credit issued of $71.6 million.

Debt Analysis and Covenant Compliance	Financial Supplement
Unaudited	Third Quarter 2021

	As of September 30, 2021

				Global Unsecured
	Unsecured Senior Notes			Credit Facilities
Debt Covenant Ratios (1)	Required	Actual (2)	Actual (3)	Required	Actual
Total outstanding debt / total assets (4)	Less than 60%	45%	41%	Less than 60% (5)	41%
Secured debt / total assets (6)	Less than 40%	1%	1%	Less than 40%	2%
Total unencumbered assets / unsecured debt	Greater than 150%	208%	231%	N/A	N/A
Consolidated EBITDA / interest expense (7)	Greater than 1.5x	5.9x	5.9x	N/A	N/A
Fixed charge coverage		N/A	N/A	Greater than 1.5x	6.6x
Unsecured debt / total unencumbered asset value (8)		N/A	N/A	Less than 60%	42%
Unencumbered assets debt service coverage ratio		N/A	N/A	Greater than 1.5x	7.8x

(1)	For definitions of the terms used in the table above and related footnotes, please refer to the indentures which govern the notes, the Amended and Restated Global Senior Credit Agreement dated as of October 24, 2018 and the Yen facility Credit Agreement dated as of October 24, 2018, each as amended and which are filed as exhibits to our reports filed with the U.S. Securities and Exchange Commission.
(2)	Ratios for the Unsecured Senior Notes listed on page 18 except for the floating rate notes due 2022, 0.20% notes due 2026, 0.55% notes due 2029, 1.250% notes due 2031, 0.625% notes due 2031 and 1.00% notes due 2032.
(3)	Ratios for the floating rate notes due 2022, 0.20% notes due 2026, 0.55% notes due 2029,1.250% notes due 2031, 0.625% notes due 2031 and 1.00% notes due 2032.
(4)	This ratio is referred to as the Leverage Ratio, defined as Consolidated Debt / Total Asset Value, under the global unsecured revolving credit facility and the Yen facility. For the calculation of Total Assets, please refer to the indentures which govern the notes, the Amended and Restated Global Senior Credit Agreement dated as of October 24, 2018 and the Yen facility Credit Agreement dated as of October 24, 2018, each as amended and which are filed as exhibits to our reports filed with the U.S. Securities and Exchange Commission.
(5)	The company has the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters during the term of the facility following an acquisition of one or more Assets.
(6)	This ratio is referred to as the Secured Debt Leverage Ratio, defined as Secured Debt / Total Asset Value, under the global unsecured revolving credit facility and the Yen facility.
(7)	Calculated as current quarter annualized consolidated EBITDA to current quarter annualized Interest Expense (including capitalized interest and debt discounts).
(8)	Assets must satisfy certain conditions to qualify for inclusion as an Unencumbered Asset under the global unsecured revolving credit facility and the Yen facility.

Same-Capital Operating Trend Summary	Financial Supplement
Unaudited and in Thousands	Third Quarter 2021

Stabilized (“Same-Capital”) Portfolio (1)

	Three Months Ended					Nine Months Ended
	30-Sep-21	30-Sep-20	% Change	30-Jun-21	% Change	30-Sep-21	30-Sep-20	% Change
Rental revenues	$412,243	$417,719	(1.3%)	$416,632	(1.1%)	$1,241,419	$1,246,660	(0.4%)
Tenant reimbursements - Utilities	87,826	84,117	4.4%	84,225	4.3%	268,282	246,499	8.8%
Tenant reimbursements - Other	44,117	41,582	6.1%	47,511	(7.1%)	135,262	133,034	1.7%
Interconnection & other	57,312	56,371	1.7%	57,504	(0.3%)	172,080	167,271	2.9%
Total Revenue	$601,498	$599,789	0.3%	$605,872	(0.7%)	$1,817,043	$1,793,464	1.3%

Utilities	$106,893	$101,516	5.3%	$99,788	7.1%	$318,312	$287,659	10.7%
Rental property operating	102,415	97,570	5.0%	101,521	0.9%	304,033	282,316	7.7%
Property taxes	38,572	26,873	43.5%	29,240	31.9%	98,591	86,923	13.4%
Insurance	2,684	2,673	0.4%	2,661	0.9%	7,993	8,004	(0.1%)
Total Expenses	$250,564	$228,632	9.6%	$233,210	7.4%	$728,929	$664,902	9.6%

Net Operating Income (2)	$350,934	$371,157	(5.4%)	$372,662	(5.8%)	$1,088,114	$1,128,562	(3.6%)
Less:
Stabilized straight-line rent	($3,505)	($1,977)	77.3%	($3,034)	15.5%	($8,549)	($1,180)	624.5%
Above- and below-market rent	213	(1,513)	(114.1%)	(211)	(200.9%)	(569)	(6,169)	(90.8%)
Cash Net Operating Income (3)	$354,226	$374,647	(5.5%)	$375,907	(5.8%)	$1,097,232	$1,135,911	(3.4%)

Stabilized Portfolio occupancy at period end (4)	84.8%	87.1%	(2.3%)	85.2%	(0.4%)	84.8%	87.1%	(2.3%)

(1)	Represents buildings owned as of December 31, 2019 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2020-2021, buildings classified as held for sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.
(2)	For a definition and discussion of net operating income and a reconciliation of operating income to NOI, see page 34.
(3)	For a definition and discussion of cash net operating income and a reconciliation of operating income to cash NOI, see page 34.
(4)	Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Summary of Leasing Activity	Financial Supplement
Leases Signed in the Quarter Ended September 30, 2021	Third Quarter 2021

	0-1 MW		> 1 MW		Other (3)		Total
Leasing Activity - New (1) (2)	3Q21	LTM	3Q21	LTM	3Q21	LTM	3Q21	LTM

Annualized GAAP Rent	$32,028	$137,586	$68,761	$279,033	$420	$7,903	$101,209	$424,521

Kilowatt leased	12,220	44,442	60,871	220,758	—	—	73,091	265,201
NRSF	138,911	508,364	580,589	2,167,631	7,475	223,624	726,975	2,899,619

Weighted Average Lease Term (years)	3.0	3.5	6.2	8.1	3.0	8.8	5.6	7.3

Initial stabilized cash rent per Kilowatt	$216	$257	$96	$102	—	—	$125	$138
GAAP rent per Kilowatt	$218	$258	$94	$105	—	—	$115	$131
Leasing cost per Kilowatt	$26	$33	$8	$10	—	—	$11	$14

Net Effective Economics by Kilowatt (4)

Base rent by Kilowatt	$220	$261	$98	$109	—	—	$125	$138
Rental concessions by Kilowatt	$3	$5	$5	$5	—	—	$4	$4
Estimated operating expense by Kilowatt	$95	$98	$32	$30	—	—	$43	$41

Net rent per Kilowatt	$122	$157	$61	$74	—	—	$79	$93

Tenant improvements by Kilowatt	$0	$0	$1	$1	—	—	$1	$1
Leasing commissions by Kilowatt	$15	$14	$1	$1	—	—	$3	$3

Net effective rent per Kilowatt	$107	$143	$59	$73	—	—	$75	$89

Initial stabilized cash rent per NRSF	$228	$270	$121	$124	$55	$33	$151	$154
GAAP rent per NRSF	$231	$271	$118	$129	$53	$35	$139	$146
Leasing cost per NRSF	$28	$35	$10	$12	$5	$5	$13	$16

Net Effective Economics by NRSF (4)

Base rent by NRSF	$232	$274	$123	$133	$56	$36	$154	$129
Rental concessions by NRSF	$1	$3	$5	$5	$0	$0	$4	$4
Estimated operating expense by NRSF	$99	$95	$32	$22	$19	$1	$44	$33

Net rent per NRSF	$132	$176	$87	$107	$38	$35	$105	$92

Tenant improvements by NRSF	$0	$0	$1	$1	$0	$0	$1	$1
Leasing commissions by NRSF	$16	$15	$1	$1	$3	$1	$4	$4

Net effective rent per NRSF	$116	$161	$85	$105	$35	$34	$101	$87

(1)	Excludes short-term, roof, storage and garage leases.
(2)	Includes leases for new and re-leased space.
(3)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(4)	All dollar amounts are per square foot averaged over lease term. Per Kilowatt metrics are presented in monthly values. Per NRSF are presented in yearly values.

Note: LTM is last twelve months, including current quarter.

Summary of Leasing Activity	Financial Supplement
Leases Renewed in the Quarter Ended September 30, 2021	Third Quarter 2021

	0-1 MW		> 1 MW		Other (4)		Total
Leasing Activity - Renewals (1) (2) (3)	3Q21	LTM	3Q21	LTM	3Q21	LTM	3Q21	LTM

Leases renewed (Kilowatt)	31,577	128,464	52,950	132,613	—	—	84,527	261,076
Leases renewed (NRSF)	434,974	1,795,005	603,261	1,548,317	727,497	1,592,500	1,765,732	4,935,821
Leasing cost per Kilowatt	$0	$1	$0	$1	—	—	$2	$2
Leasing cost per NRSF	$0	$1	$0	$1	$2	$2	$1	$1

Weighted Term (years)	1.6	1.7	4.2	3.8	4.3	4.1	3.6	3.1

Cash Rent

Expiring cash rent per Kilowatt	$322	$314	$156	$153	—	—	$218	$232
Renewed cash rent per Kilowatt	$324	$317	$132	$139	—	—	$204	$227

% Change Cash Rent Per Kilowatt	0.9%	1.0%	(15.6%)	(8.9%)	—	—	(6.5%)	(2.3%)

Expiring cash rent per NRSF	$280	$269	$165	$157	$22	$22	$135	$154
Renewed cash rent per NRSF	$283	$272	$139	$143	$24	$23	$127	$151

% Change Cash Rent Per NRSF	0.9%	1.0%	(15.6%)	(8.9%)	6.9%	2.8%	(5.6%)	(2.0%)

GAAP Rent

Expiring GAAP rent per Kilowatt	$320	$312	$147	$145	—	—	$212	$227
Renewed GAAP rent per Kilowatt	$324	$317	$130	$141	—	—	$203	$227

% Change GAAP Rent Per Kilowatt	1.3%	1.8%	(11.7%)	(2.8%)	—	—	(4.4%)	0.0%

Expiring GAAP rent per NRSF	$279	$268	$155	$149	$22	$21	$131	$151
Renewed GAAP rent per NRSF	$282	$272	$137	$145	$24	$24	$126	$152

% Change GAAP Rent Per NRSF	1.3%	1.8%	(11.7%)	(2.8%)	11.2%	11.9%	(3.3%)	0.8%

Retention ratio (5)	85.3%	84.7%	91.6%	74.7%	73.9%	76.1%	82.0%	78.6%

Churn (6)	1.5%	9.2%	0.5%	5.2%	2.4%	5.1%	1.1%	6.8%

(1)	Excludes short-term, roof, storage and garage leases.
(2)	Rental rates represent annual estimated cash rent per kilowatt, adjusted for straight-line rents in accordance with GAAP.
(3)	Per Kilowatt metrics are presented in monthly values. Per NRSF metrics are presented in yearly values.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Based on square feet.
(6)	Churn is defined as recurring revenue lost during the period due to leases terminated or not renewed during the period, divided by recurring revenue at the beginning of the period.

Note: LTM is last twelve months, including current quarter.

Lease Expirations - By Size	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Third Quarter 2021

			% of	Annualized Rent Per	Annualized Rent Per				Rent Per kW
	Square Footage of	Annualized	Annualized	Occupied	Occupied Square	Annualized Rent	kW of Expiring	Rent per kW	Per Month at
Year	Expiring Leases (1)	Rent (2)	Rent	Square Foot	Foot at Expiration	at Expiration	Leases	Per Month	Expiration
0 - 1 MW
Available	1,585,725	—	—	—	—	—	—	—	—
Month to Month (3)	159,159	$41,596	1.4%	$261	$264	$42,068	10,351	$335	$339
2021	441,633	131,230	4.3%	297	297	131,314	31,535	347	347
2022	1,712,098	487,442	16.0%	285	285	488,442	127,888	318	318
2023	686,929	140,525	4.6%	205	212	145,344	45,286	259	267
2024	638,584	111,465	3.7%	175	179	114,194	42,868	217	222
2025	357,049	61,370	2.0%	172	178	63,563	21,675	236	244
2026	182,899	26,681	0.9%	146	155	28,418	12,509	178	189
2027	185,591	21,355	0.7%	115	127	23,496	9,982	178	196
2028	68,239	5,972	0.2%	88	101	6,890	2,332	213	246
2029	41,108	4,859	0.2%	118	132	5,433	2,639	153	172
2030	38,425	4,735	0.2%	123	127	4,869	3,156	125	129
Thereafter	224,193	11,546	0.4%	52	55	12,363	4,386	219	235

Total / Wtd. Avg.	6,321,631	$1,048,776	34.4%	$221	$225	$1,066,395	314,608	$278	$282

> 1 MW	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	1,872,984	—	—	—	—	—	—	—	—
Month to Month (3)	142,004	$16,717	0.5%	$118	$118	$16,717	8,949	$156	$156
2021	248,568	41,043	1.3%	165	176	43,864	28,773	119	127
2022	1,432,270	249,220	8.2%	174	176	251,390	134,941	154	155
2023	1,771,374	248,503	8.1%	140	142	251,634	145,788	142	144
2024	1,280,524	190,265	6.2%	149	156	199,626	119,346	133	139
2025	1,759,972	228,134	7.5%	130	139	243,887	158,088	120	129
2026	1,495,569	202,565	6.6%	135	150	223,886	141,553	119	132
2027	921,342	133,143	4.4%	145	153	140,726	92,324	120	127
2028	483,988	53,448	1.8%	110	128	61,970	46,663	95	111
2029	568,563	70,785	2.3%	124	144	82,090	69,915	84	98
2030	497,907	57,968	1.9%	116	132	65,674	46,934	103	117
Thereafter	2,023,943	233,752	7.7%	115	136	275,689	199,997	97	115

Total / Wtd. Avg.	14,499,008	$1,725,544	56.5%	$137	$147	$1,857,152	1,193,270	$121	$130

Other (4)	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	1,632,851	—	—	—	—	—	—	—	—
Month to Month (3)	41,161	$2,142	0.1%	$52	$52	$2,142	—	—	—
2021	181,244	3,295	0.1%	18	18	3,295	—	—	—
2022	508,321	20,253	0.7%	40	39	19,933	—	—	—
2023	1,133,582	27,838	0.9%	25	25	28,718	—	—	—
2024	592,372	20,303	0.7%	34	35	21,029	—	—	—
2025	1,010,616	42,896	1.4%	42	45	45,748	—	—	—
2026	791,562	20,920	0.7%	26	30	24,110	—	—	—
2027	354,114	12,921	0.4%	36	42	14,982	—	—	—
2028	228,519	11,455	0.4%	50	59	13,468	—	—	—
2029	790,940	27,185	0.9%	34	42	32,979	—	—	—
2030	717,892	30,173	1.0%	42	53	37,693	—	—	—
Thereafter	2,791,267	59,244	1.9%	21	28	77,868	—	—	—

Total / Wtd. Avg.	10,774,441	$278,626	9.1%	$30	$35	$321,967	—	—	—

Total	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	5,091,559	—	—	—	—	—	—	—	—
Month to Month (3)	342,324	$60,455	2.0%	$177	$178	$60,927	—	—	—
2021	871,445	175,568	5.8%	201	205	178,473	—	—	—
2022	3,652,688	756,915	24.8%	207	208	759,765	—	—	—
2023	3,591,885	416,867	13.7%	116	119	425,696	—	—	—
2024	2,511,480	322,032	10.5%	128	133	334,850	—	—	—
2025	3,127,637	332,400	10.9%	106	113	353,199	—	—	—
2026	2,470,030	250,166	8.2%	101	112	276,414	—	—	—
2027	1,461,047	167,419	5.5%	115	123	179,204	—	—	—
2028	780,746	70,876	2.3%	91	105	82,329	—	—	—
2029	1,400,610	102,829	3.4%	73	86	120,503	—	—	—
2030	1,254,224	92,876	3.0%	74	86	108,235	—	—	—
Thereafter	5,065,156	304,543	10.0%	60	72	365,920	—	—	—

Total / Wtd. Avg.	31,620,833	$3,052,946	100.0%	$115	$122	$3,245,514	—	—	—

(1)	For some buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.
(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of September 30, 2021, multiplied by 12.
(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.
(4)	Other includes unimproved building shell capacity as well as storage and office space within fully improved data center facilities.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Top 20 Customers by Annualized Rent	Financial Supplement
Dollars in Thousands	Third Quarter 2021

					Weighted
					Average
			Annualized	% of Annualized	Remaining
		Number of	Recurring	Recurring	Lease Term in
	Customer	Locations	Revenue (1)	Revenue	Years
1	Fortune 50 Software Company	55	$344,610	10.1%	8.5
2	IBM	42	152,518	4.5%	2.5
3	Facebook, Inc.	38	113,960	3.3%	4.2
4	Oracle America, Inc.	28	111,508	3.3%	3.2
5	Global Cloud Provider	50	104,190	3.0%	3.5
6	Equinix	22	86,340	2.5%	8.2
7	Fortune 25 Investment Grade-Rated Company	25	83,942	2.5%	4.7
8	LinkedIn Corporation	8	77,817	2.3%	3.2
9	Social Content Platform	10	70,559	2.1%	5.8
10	Fortune 500 SaaS Provider	15	70,271	2.1%	4.4
11	Cyxtera Technologies, Inc.	15	69,543	2.0%	10.8
12	Rackspace	22	66,624	1.9%	8.7
13	Lumen Technologies, Inc.	128	58,008	1.7%	4.9
14	Fortune 25 Tech Company	42	56,692	1.7%	2.7
15	Comcast Corporation	32	42,243	1.2%	4.6
16	Verizon	99	41,006	1.2%	2.7
17	AT&T	75	37,708	1.1%	2.9
18	JPMorgan Chase & Co.	16	36,406	1.1%	2.3
19	Global Telecom Network Provider	30	33,020	1.0%	2.5
20	Zayo	123	32,298	0.9%	1.3
	Total / Weighted Average		$1,689,263	49.3%	6.0

(1)	Annualized recurring revenue represents the monthly contractual base rent (defined as cash base rent before abatements), and interconnection revenue under existing leases as of September 30, 2021, multiplied by 12.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on ownership percentage. Our direct customers may be the entities named in the table above or their subsidiaries or affiliates.

Occupancy Analysis	Financial Supplement
Dollars in Thousands	Third Quarter 2021

	Net Rentable	Space Under Active	Space Held for	Annualized	Occupancy (5)		White Space	Data Center
Metropolitan Area	Square Feet (1)	Development (2)	Development (3)	Rent (4)	30-Sep-21	30-Jun-21	IT Load (6)	Count
North America

Northern Virginia	5,831,665	371,658	76,944	$582,954	92.1%	92.2%	478.4	23
Chicago	3,427,078	—	148,101	302,852	87.5%	87.6%	162.7	10
New York	2,083,132	201,160	99,827	216,361	84.3%	84.7%	51.0	13
Silicon Valley	2,185,863	—	130,752	212,835	96.8%	96.8%	105.5	20
Dallas	3,530,749	143,051	28,094	192,230	80.5%	80.2%	101.2	21
Phoenix	795,687	—	—	67,417	71.8%	72.5%	42.5	2
San Francisco	843,339	—	—	66,478	64.1%	64.7%	31.5	4
Atlanta	525,414	41,661	313,581	52,334	94.9%	94.7%	7.1	4
Los Angeles	795,087	19,908	—	44,834	85.6%	85.1%	13.8	4
Seattle	400,369	—	—	40,750	84.9%	85.9%	19.5	1
Toronto, Canada	364,798	466,866	—	35,467	84.7%	77.9%	29.8	3
Portland	331,242	823,056	—	32,786	97.9%	97.5%	28.5	2
Boston	437,119	—	50,649	21,417	49.9%	50.7%	19.0	3
Houston	392,816	—	13,969	18,151	70.4%	70.6%	13.0	6
Miami	226,314	—	—	8,402	89.8%	89.3%	1.3	2
Minneapolis/St. Paul	328,765	—	—	6,945	100.0%	100.0%	—	1
Austin	85,688	—	—	5,773	51.2%	63.5%	4.3	1
Charlotte	95,499	—	—	5,087	89.5%	89.5%	1.5	3
North America Total/Weighted Average	22,680,624	2,067,360	861,917	$1,913,074	86.0%	86.1%	1,110.5	123

EMEA

London, England	1,432,734	—	160,612	$240,345	71.6%	74.7%	103.9	16
Frankfurt, Germany	1,771,678	1,452,149	—	193,317	86.9%	86.2%	108.4	27
Amsterdam, Netherlands	1,172,148	94,730	95,262	145,360	70.9%	64.6%	110.4	13
Paris, France	484,129	429,284	—	64,759	84.9%	86.2%	36.6	10
Vienna, Austria	353,575	—	—	46,323	80.0%	80.3%	25.6	2
Marseille, France	392,359	165,435	—	46,033	60.7%	82.7%	31.8	4
Dublin, Ireland	381,052	94,005	—	44,898	75.7%	75.5%	24.3	8
Zurich, Switzerland	284,671	258,240	—	39,576	81.9%	69.9%	17.0	3
Madrid, Spain	218,282	225,140	—	35,131	75.8%	77.8%	11.8	4
Brussels, Belgium	171,470	186,464	—	23,988	62.0%	77.0%	7.5	4
Stockholm, Sweden	205,304	48,492	—	22,436	61.1%	62.3%	14.2	6
Copenhagen, Denmark	162,182	163,696	—	17,499	77.5%	78.1%	7.1	3
Dusseldorf, Germany	105,523	107,600	—	15,672	60.2%	59.9%	11.0	3
Athens, Greece	55,170	92,536	—	6,786	82.9%	61.4%	1.7	3
Nairobi, Kenya	15,710	—	—	1,299	57.6%	52.2%	0.5	1
Mombasa, Kenya	10,115	37,025	—	630	41.4%	41.2%	0.3	2
Zagreb, Croatia	19,116	12,801	—	328	55.6%	55.3%	0.9	1
Maputo, Mozambique	—	3,940	—	—	—	N/A	—	1
EMEA Total/Weighted Average	7,235,220	3,371,537	255,874	$944,382	76.1%	76.5%	512.9	111

Asia Pacific

Singapore	754,369	131,037	—	$128,272	91.3%	87.4%	54.0	3
Sydney, Australia	226,697	222,838	—	26,172	86.4%	86.4%	14.9	4
Melbourne, Australia	146,570	—	—	15,522	62.8%	62.8%	9.6	2
Hong Kong	—	284,751	—	42	—	—	—	1
Osaka, Japan	—	235,532	—	—	—	—	—	1
Seoul, South Korea	—	162,260	—	—	—	—	—	1
Asia Pacific Total/Weighted Average	1,127,636	1,036,418	—	$170,007	86.6%	84.0%	78.5	12

Non-Data Center Properties	263,668	—	—	$1,269	100.0%	100.0%	—	—

Consolidated Portfolio Total/Weighted Average	31,307,147	6,475,315	1,117,791	$3,028,732	83.8%	84.0%	1,701.9	246

Managed Unconsolidated Joint Ventures

Northern Virginia	988,265	—	—	$73,137	90.7%	92.7%	75.2	5
Hong Kong	186,300	—	—	20,253	87.3%	87.3%	11.0	1
Managed Unconsolidated Portfolio Total/Weighted Average	1,174,565	—	—	$93,390	90.2%	92.0%	86.2	6

Managed Portfolio Total/Weighted Average	32,481,712	6,475,315	1,117,791	$3,122,122	84.1%	84.3%	1,788.1	252

Digital Realty Share Total/Weighted Average (7)	31,620,833	6,994,277	1,117,791	$3,052,946	83.9%	84.1%	1,721.5

Non-Managed Unconsolidated Joint Ventures

Sao Paulo, Brazil	963,631	242,118	413,872	130,900	98.5%	98.4%	83.4	16
Osaka, Japan	277,031	55,055	—	55,028	94.5%	87.5%	21.6	2
Tokyo, Japan	980,889	511,977	—	52,788	70.3%	74.3%	21.0	4
Fortaleza, Brazil	94,205	—	—	9,929	100.0%	100.0%	6.2	1
Rio De Janeiro, Brazil	72,442	26,781	—	8,407	100.0%	100.0%	6.0	2
Seattle	51,000	—	—	7,770	100.0%	100.0%	9.0	1
Santiago, Chile	67,340	45,209	180,835	6,673	68.7%	68.7%	6.3	2
Queretaro, Mexico	—	108,178	376,202	—	-	-	—	2
Non-Managed Portfolio Total/Weighted Average	2,506,538	989,318	970,909	$271,494	86.3%	87.4%	153.4	30

Portfolio Total/Weighted Average	34,988,250	7,464,633	2,088,701	$3,393,617	84.2%	84.5%	1,941.5	282

(1)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.
(2)	Space under active development includes current Base Building and Data Center projects in progress (see page 26).
(3)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 29).
(4)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of September 30, 2021, multiplied by 12.
(5)	Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.
(6)	White Space IT Load represents UPS-backed utility power dedicated to Digital Realty’s operated data center space.
(7)	Represents consolidated portfolio plus our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Development Lifecycle - Committed Active Development	Financial Supplement
Dollars in Thousands	Third Quarter 2021

	Base Building Construction					Data Center Construction									Total Active Development

			A	B	A + B				A	B	A + B						A	B	A + B
													Average	Pre-tax
		Total	Current	Future	Total		Total		Current	Future	Total		Expected	Est.		Total	Current	Future	Total
	# of	Square	Investment	Funding	Expected	# of	Square		Investment	Funding	Expected	%	Completion	Stabilized	# of	Square	Investment	Funding	Expected
Metropolitan Area	Locations	Feet	(1)	Req. (2)	Investment (3)	Locations	Feet	kW	(1)	Req. (2)	Investment (3)	Leased	Period	Cash Yield (4)	Locations	Feet	(1)	Req. (2)	Investment (3)
Atlanta	—	—	—	—	—	1	41,661	2,000	$11,782	$23,512	$35,294	—	1Q22		1	41,661	$11,782	$23,512	$35,294
Dallas	1	115,060	$10,746	$5,979	$16,724	1	27,991	1,501	5,606	25,806	31,412	—	4Q22		2	143,051	16,352	31,785	48,136
Los Angeles	—	—	—	—	—	1	19,908	1,200	16,469	6,850	23,318	—	4Q21		1	19,908	16,469	6,850	23,318
New York (5)	—	—	—	—	—	2	201,160	6,000	177,431	48,798	226,229	40.0%	1Q22		2	201,160	177,431	48,798	226,229
Northern Virginia	1	222,995	48,551	28,215	76,766	1	148,663	16,000	61,791	62,763	124,554	50.0%	1Q22		1	371,658	110,342	90,978	201,320
Portland	1	552,862	74,070	82,252	156,323	1	270,194	30,000	224,439	70,623	295,062	100.0%	1Q22		2	823,056	298,509	152,876	451,385
Toronto	1	331,016	36,750	41,289	78,039	2	135,850	8,800	75,056	38,587	113,643	45.5%	4Q21		2	466,866	111,806	79,876	191,682
North America	4	1,221,932	$170,117	$157,735	$327,852	9	845,428	65,501	$572,574	$276,939	$849,512	67.8%		9.5%	11	2,067,360	$742,691	$434,674	$1,177,364

Amsterdam	—	—	—	—	—	2	94,730	6,400	$61,076	$33,021	$94,097	—	4Q22		2	94,730	$61,076	$33,021	$94,097
Athens	—	—	—	—	—	1	92,536	6,800	5,569	72,593	78,162	—	1Q23		1	92,536	5,569	72,593	78,162
Brussels	1	79,522	$1,318	$34,561	$35,878	2	106,942	8,250	21,210	91,811	113,021	—	1Q22		2	186,464	22,528	126,371	148,899
Copenhagen	1	100,047	16,078	37,528	$53,607	2	63,649	5,950	14,302	51,108	65,410	3.4%	3Q22		2	163,696	30,380	88,636	119,017
Dublin	—	—	—	—	—	1	94,005	6,000	46,904	7,742	54,646	100.0%	4Q21		1	94,005	46,904	7,742	54,646
Dusseldorf	1	71,737	2,228	32,713	34,941	1	35,863	3,333	1,114	38,009	39,123	21.0%	1Q22		1	107,600	3,342	70,723	74,065
Frankfurt	4	926,838	87,056	125,989	213,045	4	525,311	41,960	223,620	402,695	626,315	5.0%	2Q22		8	1,452,149	310,676	528,684	839,360
Madrid	1	150,093	20,050	14,342	34,393	1	75,047	5,000	16,047	46,312	62,358	30.0%	4Q22		1	225,140	36,097	60,654	96,751
Maputo	—	—	—	—	—	1	3,940	370	104	10,696	10,800	—	1Q22		1	3,940	104	10,696	10,800
Marseille	—	—	—	—	—	1	165,435	13,600	50,732	116,728	167,460	—	1Q22		1	165,435	50,732	116,728	167,460
Mombasa	1	18,513	1,037	721	1,758	1	18,513	855	3,353	6,218	9,570	—	1Q22		1	37,025	4,389	6,939	11,328
Paris	1	48,551	30,305	804	31,109	3	380,733	42,900	254,030	357,916	611,946	44.1%	4Q22		3	429,284	284,335	358,720	643,055
Stockholm	—	—	—	—	—	1	48,492	2,625	11,260	17,179	28,439	—	1Q22		1	48,492	11,260	17,179	28,439
Zagreb	—	—	—	—	—	1	12,801	1,800	505	20,339	20,844	—	1Q23		1	12,801	505	20,339	20,844
Zurich	1	129,120	42,449	63,412	105,861	1	129,120	12,000	62,791	116,259	179,050	58.3%	1Q22		1	258,240	105,239	179,671	284,910
EMEA	11	1,524,420	$200,521	$310,071	$510,592	23	1,847,117	157,843	$772,615	$1,388,625	$2,161,239	23.1%		11.9%	27	3,371,537	$973,135	$1,698,696	$2,671,832

Hong Kong	1	183,054	$21,193	$469	$21,662	1	101,697	7,500	$47,023	$20,517	$67,540	—	4Q21		1	284,751	$68,216	$20,985	$89,201
Osaka	1	168,237	4,919	59,341	64,260	1	67,295	6,000	1,968	98,028	99,996	—	2Q23		1	235,532	6,887	157,369	164,255
Seoul	1	81,130	42,807	17,970	60,777	1	81,130	6,000	52,951	32,541	85,493	—	1Q22		1	162,260	95,758	50,511	146,269
Singapore	—	—	—	—	—	1	131,037	18,000	74,618	64,069	138,687	75.0%	4Q21		1	131,037	74,618	64,069	138,687
Sydney (6)	2	155,249	63,835	21,116	84,950	1	67,589	7,200	37,663	26,566	64,229	100.0%	1Q22		2	222,838	101,498	47,682	149,180
Asia Pacific	5	587,670	$132,753	$98,895	$231,649	5	448,748	44,700	$214,222	$241,722	$455,944	46.3%		12.8%	6	1,036,418	$346,976	$340,617	$687,593

Total	20	3,334,023	$503,391	$566,701	$1,070,093	37	3,141,292	268,044	$1,559,410	$1,907,286	$3,466,696	37.9%		11.4%	44	6,475,315	$2,062,802	$2,473,987	$4,536,789

(1)	Represents costs incurred through September 30, 2021.
(2)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.
(3)	For Base Building Construction, represents the pro rata share of the acquisition and infrastructure costs related to the specific Base Building project. For Data Center Construction, represents the pro rata share of the acquisition and infrastructure costs, or Base Building Construction costs, applicable to the specific Data Center project, plus the total direct investment in the specific Data Center project.
(4)	Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions.
(5)	Includes the first phase of a fully-leased build-to-suit.
(6)	Sydney is 100% pre-leased as Base Building.

Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Construction Projects in Progress	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Third Quarter 2021

						Total Cost/
	Net Rentable		Current	Future	Total	Net Rentable
Construction Projects in Progress	Square Feet (5)	Acreage	Investment (6)	Investment (7)	Investment	Square Foot
Development Lifecycle
Land - Held for Development (1)	N/A	176.5	$118,091	—	$118,091
Development Construction in Progress
Land - Current Development (1)	N/A	655.7	$913,855	—	$913,855
Space Held for Development (1)	1,117,791	N/A	230,779	—	230,779	$172
Base Building Construction (2)	3,334,023	N/A	503,391	$566,701	1,070,093	320
Data Center Construction	3,141,292	N/A	1,559,410	1,907,286	3,466,696	1,005
Equipment Pool & Other Inventory (3)	N/A	N/A	12,741	—	12,741
Campus, Tenant Improvements & Other (4)	N/A	N/A	18,212	46,175	64,387
Total Development Construction in Progress	7,593,106	655.7	$3,238,388	$2,520,162	$5,758,550

Enhancement & Other			$1,990	$25,741	$27,731
Recurring			4,280	18,289	22,569
Total Construction in Progress		832.2	$3,362,750	$2,564,192	$5,926,942

(1)	Land and Space Held for Development reflect cumulative cost spent to date pending future development. Excludes square footage and cost incurred on unconsolidated joint ventures.
(2)	Base Building Construction consists of ongoing improvements to building infrastructure in preparation for future data center fit-out.
(3)	Represents long-lead time equipment and materials required for timely deployment and delivery of data center fit-out.
(4)	Represents improvements in progress as of September 30, 2021 which benefit space recently converted to our operating portfolio and is composed primarily of shared infrastructure projects and first-generation tenant improvements.
(5)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas. Excludes square footage of properties held in unconsolidated joint ventures.
(6)	Represents costs incurred through September 30, 2021. Excludes costs incurred by unconsolidated joint ventures.
(7)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.

Note: We capitalize interest on active construction work. Base Building Construction, Data Center Construction, Equipment Pool, Campus Improvements, Enhancements and Recurring are considered active construction work. Square footage is based on current estimates and project plans and may change upon completion of the project or due to remeasurement.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars in Thousands	Third Quarter 2021

	Three Months Ended					Nine Months Ended
	30-Sep-21	30-Jun-21	31-Mar-21	31-Dec-20	30-Sep-20	30-Sep-21	30-Sep-20

Non-Recurring Capital Expenditures (1)

Development	$581,853	$505,942	$439,793	$576,008	$441,958	$1,527,588	$1,175,494

Enhancements and Other Non-Recurring	411	102	58	853	49	571	171

Total Non-Recurring Capital Expenditures	$582,264	$506,044	$439,851	$576,861	$442,007	$1,528,159	$1,175,665

Recurring Capital Expenditures (2)	$50,800	$39,231	$39,522	$83,571	$53,683	$129,553	$127,156

Total Direct Capital Expenditures	$633,064	$545,275	$479,373	$660,432	$495,690	$1,657,712	$1,302,821

Indirect Capital Expenditures

Capitalized Interest	$15,142	$11,558	$11,434	$11,836	$12,379	$38,134	$35,454

Capitalized Overhead	18,423	16,090	17,716	15,003	14,024	52,229	38,703

Total Indirect Capital Expenditures	$33,565	$27,648	$29,150	$26,839	$26,403	$90,363	$74,157

Total Improvements to and Advances for Investment in Real Estate	$666,629	$572,923	$508,523	$687,271	$522,093	$1,748,075	$1,376,978

Consolidated Portfolio Net Rentable Square Feet (3)	31,620,833	31,753,051	31,356,257	31,855,032	31,410,022	31,620,833	31,410,022

(1)	Non-recurring capital expenditures are primarily for development of space and land, excluding acquisition costs.
(2)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.
(3)	For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Development Lifecycle – Held for Development	Financial Supplement
Dollars in Thousands	Third Quarter 2021

	Land Inventory (1)				Space Held for Development

			Land -	Land -		Total
	# of		Held for	Current	# of	Square	Current
Metropolitan Area	Locations	Acres	Development	Development	Locations	Feet	Investment (2)
Atlanta	—	—	—	—	1	313,581	$25,621
Boston	—	—	—	—	1	50,649	23,623
Chicago	1	1.4	$25,541	—	6	148,101	52,194
Dallas	2	114.0	33,073	—	2	28,094	3,133
Houston	—	—	—	—	1	13,969	2,726
New York	1	21.5	—	$39,068	6	99,827	19,133
Northern Virginia	7	601.3	7,401	464,569	4	76,944	2,128
Phoenix	—	—	—	—	—	—	—
Silicon Valley	1	13.0	—	68,953	1	130,752	14,441
North America	12	751.2	$66,015	$572,590	22	861,917	$142,998

Amsterdam	1	4.4	—	$24,317	2	95,262	$36,668
Brussels	—	—	—	—	—	—	—
Copenhagen	2	7.6	$7,263	—	—	—	—
Dublin	3	7.0	8,226	—	—	—	—
Frankfurt	1	12.0	—	130,173	—	—	—
London	1	6.7	17,307	—	4	160,612	51,113
Madrid	1	1.8	19,281	—	—	—	—
Paris	2	8.4	—	21,957	—	—	—
Vienna	1	5.6	—	23,507	—	—	—
EMEA	12	53.5	$52,076	$199,955	6	255,874	$87,781

Melbourne	1	4.1	—	$4,159	—	—	—
Seoul	1	4.9	—	67,486	—	—	—
Sydney	1	18.5	—	69,665	—	—	—
Asia Pacific	3	27.5	—	$141,310	—	—	—

Consolidated Portfolio	27	832.2	$118,091	$913,855	28	1,117,791	$230,779

(1)	Represents locations acquired to support ground-up development.
(2)	Represents costs incurred through September 30, 2021. Includes the cost of acquisition as well as cost of improvements since acquisition to prepare for future building construction.

Note: Square footage is based on current estimates and project plans and may change upon completion of the project or due to remeasurement.

Acquisitions / Dipositions/ Joint Ventures	Financial Supplement
Dollars in Thousands	Third Quarter 2021

Closed Acquisitions:

						Net
						Rentable	Square Feet	Square Feet	% of Total Net
	Acquisition	Metropolitan	Date	Purchase	Cap	Square	Under	Held For	Rentable Square
Property	Type	Area	Acquired	Price (1)	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
MPM1 Land (5)	Land	Maputo, Mozambique	9/13/2021	$3,000	—	—	—	—	—
Total	—	—	—	$3,000	—	—	—	—	—

Closed Dispositions:

						Net
						Rentable	Square Feet	Square Feet	% of Total Net
	Disposition	Metropolitan	Date	Sale	Cap	Square	Under	Held For	Rentable Square
Property	Type	Area	Disposed	Price (1)	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
Prudential Joint Venture Portfolio (6)	Portfolio	Various US	9/21/2021	$581,000	4.5%	1,168,765	—	—	95.0%
Crismon Road	Land	Mesa, AZ	9/23/2021	16,603	—	—	—	—	—
Total	—	—	—	$597,603	4.5%	1,168,765	—	—	95.0%

Closed Joint Venture Contributions:

Net
					Rentable	Square Feet	Square Feet	% of Total Net
	Metropolitan		Contribution	Cap	Square	Under	Held For	Rentable Square
Property	Area	Date	Price	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
BAM India JV	India	9/23/2021	—	—	—	—	—	—
Total	—	—	—	—	—	—	—	—

(1)	Represents the purchase price or sale price, as applicable, before contractual adjustments, transaction expenses, taxes and potential currency fluctuations.
(2)	We calculate the cash capitalization rate on acquisitions, dispositions and joint venture contributions by dividing anticipated annual net operating income by the purchase/sale/contribution price, including assumed debt and related pre-payment penalties. Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. We caution you not to place undue reliance on our cash capitalization rates because they are based solely on data made available to us in the diligence process in connection with the relevant acquisitions and are calculated on a non-GAAP basis. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the data centers subsequent to closing of the acquisitions. In addition, the actual cash capitalization rates may differ from our expectations based on numerous other factors, including the results of our final purchase price allocation, difficulties collecting anticipated rental revenues, customer bankruptcies, property tax reassessments and unanticipated expenses at the data centers that we cannot pass on to customers.
(3)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.
(4)	Occupancy excludes space under development and space held for development.
(5)	Acquired by iColo joint venture with Pembani Remgro Infrastructure Fund.
(6)	The existing joint venture between Digital Realty and PGIM Real Estate, the real estate investment management and advisory business of Prudential Financial, completed the sale of a portfolio of 10 data centers in North America for $581 million, representing an exit cap rate of approximately 4.5% on the seven stabilized assets in the portfolio. PGIM Real Estate owned an 80% interest and Digital Realty owned a 20% interest in the joint venture.

Unconsolidated Joint Ventures	Financial Supplement
Dollars in Thousands	Third Quarter 2021

Summary Balance Sheet -	As of September 30, 2021
at the JV's 100% Share	Ascenty	Clise (1)	Lumen (2)	Mitsubishi	Mapletree	Prudential	Colovore	Other (3)	Total

Undepreciated book value of operating real estate	$914,451	$48,550	$184,957	$916,425	$777,606	—	$31,714	$263,215	$3,136,918
Accumulated depreciation & amortization	(158,207)	(5,701)	(49,389)	(70,114)	(78,954)	—	(10,285)	(2,385)	(375,035)
Net Book Value of Operating Real Estate	$756,244	$42,849	$135,568	$846,311	$698,652	—	$21,429	$260,830	$2,761,883
Cash	145,421	242	18,673	139,914	33,499	$6,685	3,769	6,777	354,980
Other assets	1,169,757	8,492	10,336	105,124	209,738	—	1,181	2,360	1,506,988
Total Assets	$2,071,422	$51,583	$164,577	$1,091,349	$941,889	$6,685	$26,379	$269,967	$4,623,851

Debt	896,297	47,773	—	387,340	—	—	4,188	68,164	1,403,762
Other liabilities	141,707	467	8,602	128,581	27,477	930	666	16,453	324,883
Equity / (deficit)	1,033,418	3,343	155,975	575,428	914,412	5,755	21,525	185,350	2,895,206
Total Liabilities and Equity	$2,071,422	$51,583	$164,577	$1,091,349	$941,889	$6,685	$26,379	$269,967	$4,623,851

Digital Realty's ownership percentage	49% (4)	50%	50%	50%	20%	20%	17%	Various

Digital Realty's Pro Rata Share of Unconsolidated JV Debt	$457,111	$23,887	—	$193,670	—	—	$712	$9,286	$684,665

Summary Statement of Operations -	Three Months Ended September 30, 2021
at the JV's 100% Share	Ascenty	Clise (1)	Lumen (2)	Mitsubishi	Mapletree	Prudential	Colovore	Other (3)	Total

Total revenues	$51,964	$2,698	$6,437	$39,559	$28,044	$8,844	$3,424	$2,101	$143,071
Operating expenses	(19,683)	(916)	(2,518)	(19,304)	(11,741)	(2,020)	(1,975)	(1,477)	(59,634)
Net Operating Income (NOI)	$32,281	$1,782	$3,919	$20,255	$16,303	$6,824	$1,449	$624	$83,437

Straight-line rent	—	—	79	(381)	(691)	(39)	—	(122)	(1,154)
Above and below market rent	—	—	—	—	178	(697)	—	—	(519)
Cash Net Operating Income (NOI)	$32,281	$1,782	$3,998	$19,874	$15,790	$6,088	$1,449	$502	$81,764

Interest expense	($12,294)	($523)	—	(1,200)	($2)	($2,652)	($360)	($774)	($17,805)
Depreciation & amortization	(21,785)	(189)	($2,297)	($9,444)	(17,588)	(2,808)	(563)	(424)	(55,098)
Other income / (expense)	11,991	—	(257)	(2,626)	(1,300)	225,574	(72)	(541)	232,769
FX remeasurement on USD debt	(65,731)	—	—	—	—	—	—	—	(65,731)
Total Non-Operating Expenses	($87,819)	($712)	($2,554)	($13,270)	($18,890)	$220,114	($995)	($1,739)	$94,135

Net Income / (Loss)	($55,538)	$1,070	$1,365	$6,985	($2,587)	$226,938	$454	($1,115)	$177,572

Digital Realty's ownership percentage	49% (4)	50%	50%	50%	20%	20%	17%	Various

Digital Realty's Pro Rata Share of Unconsolidated JV NOI	$16,463	$891	$1,960	$10,128	$3,261	$1,365	$246	$62	$34,376

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI	$16,463	$891	$1,999	$9,937	$3,158	$1,218	$246	$50	$33,962

Digital Realty's Earnings (loss) income from unconsolidated joint ventures	($28,221)	$535	681	$3,492	($517)	$65,167	$77	($330)	$40,884

Digital Realty's Pro Rata Share of core FFO (5)	$16,412	$630	$1,830	$8,214	$3,001	$1,295	$173	($288)	$31,267

Digital Realty's Fee Income from Joint Ventures	—	—	$160	$68	$761	$645	—	$42	$1,676

(1)	Formerly known as 2020 Fifth Avenue.
(2)	Formerly known as 33 Chun Choi Street.
(3)	Includes Menlo, Starwood, and Walsh joint ventures.
(4)	Equity in income pick-up comprised of 49% owned by Digital Realty and 2% owned by management, with a corresponding offset for the 2% in minority interest.
(5)	For a definition of core FFO, see page 33.

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization and Financial Ratios	Financial Supplement
Unaudited and Dollars in Thousands	Third Quarter 2021

	Three Months Ended
Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	30-Sep-21	30-Jun-21	31-Mar-21	31-Dec-20	30-Sep-20

Net Income / (Loss) Available to Common Stockholders	$124,096	$127,368	$372,405	$44,178	($37,368)
Interest	71,417	75,014	75,653	77,848	89,499
Loss from early extinguishment of debt	—	—	18,347	49,576	53,007
Income tax expense (benefit)	13,709	47,582	7,547	3,322	16,053
Depreciation & amortization	369,035	368,981	369,733	359,915	365,842
EBITDA	$578,257	$618,945	$843,685	$534,839	$487,033
Unconsolidated JV real estate related depreciation & amortization	21,293	20,983	19,378	21,471	19,213
Unconsolidated JV interest expense and tax expense	11,008	15,523	8,786	12,143	9,002
Severance, equity acceleration, and legal expenses	1,377	2,536	2,427	606	920
Transaction and integration expenses	13,804	7,075	14,120	19,290	14,953
(Gain) on sale / deconsolidation	635	(499)	(333,921)	(1,684)	(10,410)
Impairment of investments in real estate	—	—	—	—	6,482
Other non-core adjustments, net	(28,745)	(60,308)	38,574	(23,842)	4,945
Non-controlling interests	2,266	4,544	8,756	1,818	(1,316)
Preferred stock dividends, including undeclared dividends	10,181	11,885	13,514	13,514	20,712
(Gain on) / Issuance costs associated with redeemed preferred stock	—	(18,000)	—	—	16,520
Adjusted EBITDA	$610,076	$602,684	$615,319	$578,156	$568,054

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see the definitions section.

	Three Months Ended
Financial Ratios	30-Sep-21	30-Jun-21	31-Mar-21	31-Dec-20	30-Sep-20

Total GAAP interest expense	$71,417	$75,014	$75,653	$77,848	$89,499
Capitalized interest	15,142	11,558	11,434	11,836	12,379
Change in accrued interest and other non-cash amounts	17,820	(43,604)	44,620	(37,182)	19,718
Cash Interest Expense (2)	$104,379	$42,968	$131,707	$52,502	$121,596

Preferred dividends	10,181	11,885	13,514	13,514	20,712
Total Fixed Charges (3)	$96,740	$98,457	$100,601	$103,198	$122,590

Coverage
Interest coverage ratio (4)	6.5x	6.1x	6.6x	5.8x	5.2x
Cash interest coverage ratio (5)	5.4x	10.9x	4.5x	9.3x	4.4x
Fixed charge coverage ratio (6)	5.8x	5.4x	5.8x	5.1x	4.4x
Cash fixed charge coverage ratio (7)	5.0x	9.0x	4.1x	7.7x	3.8x

Leverage
Debt to total enterprise value (8) (9)	24.8%	23.9%	24.1%	24.4%	22.8%
Debt plus preferred stock to total enterprise value (10)	26.1%	25.2%	25.9%	26.2%	25.0%
Pre-tax income to interest expense (11)	2.9x	2.7x	6.2x	1.8x	1.0x
Net Debt to Adjusted EBITDA (12)	6.0x	6.0x	5.6x	6.0x	5.5x

(2)	Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized. We consider cash interest expense to be a useful measure of interest as it excludes non-cash based interest expense.
(3)	Fixed charges consist of GAAP interest expense, capitalized interest, and preferred dividends.
(4)	Adjusted EBITDA divided by GAAP interest expense plus capitalized interest (including our pro rata share of unconsolidated joint venture interest expense).
(5)	Adjusted EBITDA divided by cash interest expense (including our pro rata share of unconsolidated joint venture interest expense).
(6)	Adjusted EBITDA divided by fixed charges (including our pro rata share of unconsolidated joint venture fixed charges).
(7)	Adjusted EBITDA divided by the sum of cash interest expense, and preferred dividends (including our pro rata share of unconsolidated joint venture cash fixed charges).
(8)	Mortgage debt and other loans divided by market value of common equity plus debt plus preferred stock.
(9)	Total enterprise value defined as market value of common equity plus debt plus preferred stock.
(10)	Same as (8), except numerator includes preferred stock.
(11)	Calculated as net income plus interest expense divided by GAAP interest expense.
(12)	Calculated as total debt at balance sheet carrying value, plus capital lease obligations, plus Digital Realty’s pro rata share of unconsolidated of joint venture debt, less cash and cash equivalents (including Digital Realty’s pro rata share of unconsolidated joint venture cash) divided by the product of Adjusted EBITDA (including Digital Realty’s pro rata share of unconsolidated joint venture EBITDA), multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Third Quarter 2021

Definitions

Funds From Operations (FFO):

We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or Nareit, in the Nareit Funds From Operations White Paper - 2018 Restatement. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from real estate transactions, impairment of investment in real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs), unconsolidated JV real estate related depreciation & amortization, non-controlling interests in operating partnership and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to other REITs’ FFO. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations (Core FFO):

We present core funds from operations, or core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate core FFO by adding to or subtracting from FFO (i) termination fees and other non-core revenues, (ii) transaction and integration expenses, (iii) loss from early extinguishment of debt, (iv) gain on / issuance costs associated with redeemed preferred stock, (v) severance, equity acceleration, and legal expenses, (vi) gain/loss on FX revaluation, and (vii) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of core FFO as a measure of our performance is limited. Other REITs may calculate core FFO differently than we do and accordingly, our core FFO may not be comparable to other REITs’ core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Adjusted Funds from Operations (AFFO):

We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from core FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount/premium, (iv) non-cash stock-based compensation expense, (v) straight-line rental revenue, (vi) straight-line rental expense, (vii) above- and below-market rent amortization, (viii) deferred tax (expense) benefit, (ix) leasing compensation and internal lease commissions, and (x) recurring capital expenditures. Other REITs may calculate AFFO differently than we do and, accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:

We believe that earnings before interest, loss from early extinguishment of debt, income taxes, and depreciation and amortization, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, unconsolidated joint venture real estate related depreciation & amortization, unconsolidated joint venture interest expense and tax, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, impairment of investments in real estate, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. Adjusted EBITDA is EBITDA excluding unconsolidated joint venture real estate related depreciation & amortization, unconsolidated joint venture interest expense and tax, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, impairment of investments in real estate, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and gain on / issuance costs associated with redeemed preferred stock. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do and, accordingly, our EBITDA and Adjusted EBITDA may not be comparable to other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Third Quarter 2021

Net Operating Income (NOI) and Cash NOI:

Net operating income, or NOI, represents rental revenue, tenant reimbursement revenue and interconnection revenue less utilities expense, rental property operating expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above- and below-market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may calculate NOI and cash NOI differently than we do and, accordingly, our NOI and cash NOI may not be comparable to other REITs’ NOI and cash NOI. NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.

Additional Definitions

Net debt-to-Adjusted EBITDA ratio is calculated using total debt at balance sheet carrying value, plus capital lease obligations, plus our share of unconsolidated JV debt, less unrestricted cash and cash equivalents (including our share of unconsolidated JV cash) divided by the product of Adjusted EBITDA (inclusive of our share of unconsolidated JV EBITDA) multiplied by four.

Debt-plus-preferred-to-total enterprise value is mortgage debt and other loans plus preferred stock divided by mortgage debt and other loans plus the liquidation value of preferred stock and the market value of outstanding Digital Realty Trust, Inc. common stock and Digital Realty Trust, L.P. units, assuming the redemption of Digital Realty Trust, L.P. units for shares of Digital Realty Trust, Inc. common stock.

Fixed charge coverage ratio is Adjusted EBITDA divided by the sum of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends. For the quarter ended September 30, 2021, GAAP interest expense was $71 million, capitalized interest was $15 million and scheduled debt principal payments and preferred dividends was $10 million.

Reconciliation of Net Operating Income (NOI)	Three Months Ended			Nine Months Ended
(in thousands)	30-Sep-21	30-Jun-21	30-Sep-20	30-Sep-21	30-Sep-20

Operating income	$184,367	$185,627	$144,405	$562,512	$397,266

Fee income	(3,255)	(3,628)	(3,687)	(9,309)	(10,492)
Other income	(18,977)	(165)	(50)	(19,201)	(1,830)
Depreciation and amortization	369,035	368,981	365,842	1,107,749	1,006,464
General and administrative	97,082	94,956	90,431	289,606	243,346
Severance, equity acceleration, and legal expenses	1,377	2,536	920	6,340	5,834
Transaction expenses	13,804	7,075	14,953	34,999	87,372
Other expenses	510	2,298	297	2,551	433

Net Operating Income	$643,943	$657,680	$619,593	$1,975,247	$1,734,875

Cash Net Operating Income (Cash NOI)

Net Operating Income	$643,943	$657,680	$619,593	$1,975,247	$1,734,875

Straight-line rental revenue	(12,029)	(17,127)	(9,215)	(47,763)	(33,321)
Straight-line rental expense	7,779	7,069	3,674	21,598	12,465
Above- and below-market rent amortization	1,165	1,858	2,360	5,158	9,447

Cash Net Operating Income	$640,858	$649,480	$616,412	$1,954,240	$1,723,466

Forward-Looking Statements	Financial Supplement
Third Quarter 2021

This document contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Such forward-looking statements include statements relating to: our economic outlook, our expected investment and expansion activity, our expected physical settlement of the forward sale agreements and use of proceeds from any such settlement, the COVID-19 pandemic, our liquidity, our joint ventures, supply and demand for data center and colocation space, our acquisition and disposition activity, pricing and net effective leasing economics, market dynamics and data center fundamentals, our strategic priorities, our product offerings, available inventory rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, rental rates on future leases, lag between signing and commencement, cap rates and yields, investment activity, the company’s FFO, core FFO and net income, 2021 outlook and underlying assumptions, information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue, our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, expected occupancy, expected square footage and IT load capacity upon completion of development projects, 2021 backlog NOI, NAV components, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

●	reduced demand for data centers or decreases in information technology spending;
●	increased competition or available supply of data center space;
●	decreased rental rates, increased operating costs or increased vacancy rates;
●	the suitability of our data centers and data center infrastructure, delays or disruptions in connectivity or availability of power, or failures or breaches of our physical and information security infrastructure or services;
●	our dependence upon significant customers, bankruptcy or insolvency of a major customer or a significant number of smaller customers, or defaults on or non-renewal of leases by customers;
●	our ability to attract and retain customers;
●	breaches of our obligations or restrictions under our contracts with our customers;
●	our inability to successfully develop and lease new properties and development space, and delays or unexpected costs in development of properties;
●	the impact of current global and local economic, credit and market conditions;
●	our inability to retain data center space that we lease or sublease from third parties;
●	global supply chain or procurement disruptions, or increased supply chain costs;
●	information security and data privacy breaches;
●	difficulty managing an international business and acquiring or operating properties in foreign jurisdictions and unfamiliar metropolitan areas;
●	our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent acquisitions;
●	our failure to successfully integrate and operate acquired or developed properties or businesses;
●	difficulties in identifying properties to acquire and completing acquisitions;
●	risks related to joint venture investments, including as a result of our lack of control of such investments;
●	risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;
●	our failure to obtain necessary debt and equity financing, and our dependence on external sources of capital;
●	financial market fluctuations and changes in foreign currency exchange rates;
●	adverse economic or real estate developments in our industry or the industry sectors that we sell to, including risks relating to decreasing real estate valuations and impairment charges and goodwill and other intangible asset impairment charges;
●	our inability to manage our growth effectively;
●	losses in excess of our insurance coverage;
●	our inability to attract and retain talent;
●	impact of the COVID-19 pandemic on our operations and on the operations of our customers, suppliers and business partners
●	environmental liabilities, risks related to natural disasters and our inability to achieve our sustainability goals;
●	our inability to comply with rules and regulations applicable to our company;
●	Digital Realty Trust, Inc.’s failure to maintain its status as a REIT for federal income tax purposes;
●	Digital Realty Trust, L.P.’s failure to qualify as a partnership for federal income tax purposes;
●	restrictions on our ability to engage in certain business activities;
●	changes in local, state, federal and international laws and regulations, including related to taxation, real estate and zoning laws, and increases in real property tax rates; and
●	the impact of any financial, accounting, legal or regulatory issues or litigation that may affect us.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. Several additional material risks are discussed in our annual report on Form 10-K for the year ended December 31, 2020 and other filings with the U.S. Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. Digital Realty, Digital Realty Trust, the Digital Realty logo, Interxion, Turn-Key Flex, Powered Base Building, and PlatformDIGITAL, Data Gravity Index and Data Gravity Index DGx are registered trademarks and service marks of Digital Realty Trust, Inc. in the United States and/or other countries. All other names, trademarks and service marks are the property of their respective owners.